SECURITIES PURCHASE AGREEMENT

                                  BETWEEN

                       TRIBUNE COMPANY, AS PURCHASER

                                    AND

                   SOFTKEY INTERNATIONAL, INC., AS ISSUER

                       DATED AS OF NOVEMBER 30, 1995

             51/2% SENIOR CONVERTIBLE/EXCHANGEABLE NOTES DUE 2000

                       $150,000,000 PRINCIPAL AMOUNT



                             TABLE OF CONTENTS

                                                                  PAGE

     ARTICLE I. AUTHORIZATION AND SALE OF NOTES  . . . . . . . .    1
          Section 1.1.  Authorization  . . . . . . . . . . . . .    1
          Section 1.2.  Issuance and Sale of Notes . . . . . . .    1

     ARTICLE II. CLOSING . . . . . . . . . . . . . . . . . . . .    1
          Section 2.1.  Closing Date . . . . . . . . . . . . . .    1
          Section 2.2.  Further Assurances . . . . . . . . . . .    2

     ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY     2
          Section 3.1.  SEC Reports  . . . . . . . . . . . . . .    3
          Section 3.2.  Accountants  . . . . . . . . . . . . . .    3
          Section 3.3.  Financial Statements . . . . . . . . . .    3
          Section 3.4.  Absence of Certain Changes . . . . . . .    4
          Section 3.5.  Authority  . . . . . . . . . . . . . . .    4
          Section 3.6.  Non-Contravention  . . . . . . . . . . .    4
          Section 3.7.  Capitalization . . . . . . . . . . . . .    5
          Section 3.8.  Subsidiaries . . . . . . . . . . . . . .    5
          Section 3.9.  Actions  . . . . . . . . . . . . . . . .    6
          Section 3.10. Investment Company Act . . . . . . . . .    7
          Section 3.11. Rule 144A  . . . . . . . . . . . . . . .    7
          Section 3.12. Reporting  . . . . . . . . . . . . . . .    7
          Section 3.13. Registration and Qualification . . . . .    7
          Section 3.14. No Liabilities . . . . . . . . . . . . .    7
          Section 3.15. No Defaults  . . . . . . . . . . . . . .    7
          Section 3.16. Violations of Law  . . . . . . . . . . .    8
          Section 3.17. Enforceability of Agreement  . . . . . .    8
          Section 3.18. The Notes  . . . . . . . . . . . . . . .    8
          Section 3.19. The Indenture  . . . . . . . . . . . . .    9
          Section 3.20. The Registration Rights Agreement  . . .    9
          Section 3.21. The Capital Stock  . . . . . . . . . . .    9
          Section 3.22. Ranking of Notes . . . . . . . . . . .     10
          Section 3.23. Properties and Assets  . . . . . . . .     10
          Section 3.24. Intellectual Property  . . . . . . . .     10
          Section 3.25. Taxes  . . . . . . . . . . . . . . . .     11
          Section 3.26. Insurance  . . . . . . . . . . . . . .     11
          Section 3.27. Certain Payments . . . . . . . . . . .     11
          Section 3.28. No Prohibition . . . . . . . . . . . .     11

     ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER   12
          Section 4.1.  Investment . . . . . . . . . . . . . .     12
          Section 4.2.  Rule 144 . . . . . . . . . . . . . . .     12
          Section 4.3.  Organization of the Purchaser  . . . .     13
          Section 4.4.  Authority of the Purchaser . . . . . .     13

     ARTICLE V. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES .     14
          Section 5.1.  Condition to Obligations
                         of the Purchaser  . . . . . . . . . .     14
          Section 5.2.  Condition to Obligations
                         of Both Parties . . . . . . . . . . .     14

     ARTICLE VI. [Intentionally Omitted] . . . . . . . . . . .     14

     ARTICLE VII. ADDITIONAL COVENANTS . . . . . . . . . . . .     14
          Section 7.1.  PORTAL; DTC  . . . . . . . . . . . . .     14
          Section 7.2.  Reporting  . . . . . . . . . . . . . .     14
          Section 7.3.  Payment of Expenses  . . . . . . . . .     15
          Section 7.4.  Inspection . . . . . . . . . . . . . .     15
          Section 7.5.  Indenture  . . . . . . . . . . . . . .     15
          Section 7.6.  Availability of Preferred
                         Shares and Common Stock . . . . . . .     15

     ARTICLE VIII. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES   16
          Section 8.1.  Restrictions on Transferability  . . .     16
          Section 8.2.  Restrictive Legend . . . . . . . . . .     16
          Section 8.3.  Notice of Proposed Transfers . . . . .     16
          Section 8.4.  Registration Rights Agreement  . . . .     17

     ARTICLE IX. TERMINATION . . . . . . . . . . . . . . . . .     17

     ARTICLE X. MISCELLANEOUS  . . . . . . . . . . . . . . . .     18
          Section 10.1.  Governing Law . . . . . . . . . . . .     18
          Section 10.2.  Survival  . . . . . . . . . . . . . .     18
          Section 10.3.  Successors and Assigns  . . . . . . .     18
          Section 10.4.  Entire Agreement; Amendment . . . . .     18
          Section 10.5.  Notices, Etc  . . . . . . . . . . . .     19
          Section 10.6.  Delays or Omissions . . . . . . . . .     19
          Section 10.7.  Counterparts  . . . . . . . . . . . .     19
          Section 10.8.  Severability  . . . . . . . . . . . .     19
          Section 10.9.  Titles and Subtitles  . . . . . . . .     20
          Section 10.10. No Public Announcement  . . . . . . .     20


                       SECURITIES PURCHASE AGREEMENT

               This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of November 30, 1995 between SoftKey International, Inc., a Delaware corporation (the "Company"), and Tribune
     Company, a Delaware corporation (the "Purchaser").

               In consideration of the mutual covenants, agreements, representations and warranties herein set forth, it is hereby agreed between the Company and the Purchaser as follows:

                                 ARTICLE I

                      AUTHORIZATION AND SALE OF NOTES

               SECTION 1.1. AUTHORIZATION. The Company has heretofore authorized the issuance and sale to the Purchaser pursuant to this Agreement of the Company's 51/2% Senior Convertible/Exchangeable Notes due 2000 (the "Notes") in the aggregate principal amount of $150,000,000, such Notes to be in the form and to have terms and provisions substantially as set forth in the indenture (the "Indenture") dated as of November 30, 1995 between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), which Indenture is attached hereto as Exhibit A. The Notes shall represent senior, unsecured obligations of the Company and shall rank pari passu with the Company's 51/2% Senior Convertible Notes due 2000 (the "Old Notes"). The shares of the Company's 51/2% Series C Convertible Preferred Stock into which the Notes are exchangeable are hereinafter called the "Preferred Shares."

               SECTION 1.2. ISSUANCE AND SALE OF NOTES. Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), the Company will issue and sell to the Purchaser and, in reliance on the representations and warranties of the Company contained herein, the Purchaser will purchase from the Company, the Notes, at a purchase price equal to $150,000,000, which amount equals 100% of the principal amount thereof.

                                 ARTICLE II

                                  CLOSING

               SECTION 2.1. CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Notes contemplated hereby shall take place on such date and at such time as agreed to by the Company and the Purchaser and upon which all of the conditions set forth in Article V are satisfied or waived (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other place as agreed to by the Company and the Purchaser.

               Delivery of the Notes to be purchased by the Purchaser pursuant to this Agreement shall be made at the Closing by the Company delivering to the Purchaser, against payment of the purchase price therefor, one Note for the total principal amount of Notes to be purchased by the Purchaser (registered in the name of the Purchaser or such other person which shall be an affiliate of the Purchaser or a nominee of the Purchaser or such affiliate as the Purchaser may have designated in writing to the Company at least one business day prior to the Closing Date), unless at least two business days prior to the Closing Date the Purchaser shall have requested that the Company deliver more than one Note, in which event the Company will deliver to the Purchaser the number of Notes so requested, registered in such name or names specified in such request (subject to the foregoing limitation) and in such principal amounts as shall have been specified in the request. Payment of the purchase price for the Notes to be purchased hereunder shall be made by the Purchaser by Federal funds check or bank check made payable to the Company in, or by wire transfer of, immediately available funds.

               SECTION 2.2. FURTHER ASSURANCES. From time to time following the Closing, upon the request of the Purchaser, the Company shall execute and deliver, or cause to be executed and delivered, to the Purchaser such other instruments as may be reasonably necessary to more effectively vest in the Purchaser and put the Purchaser in possession of the Notes, the Preferred Shares and the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon conversion of the Notes or the Preferred Shares. The Company shall cooperate with the Purchaser in obtaining as soon as practicable all necessary governmental consents and approvals, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth in a letter dated the date hereof from the Company to the Purchaser, the Company represents and warrants to the Purchaser as follows:

               SECTION 3.1. SEC REPORTS. The Company has filed all documents required to be filed since January 1, 1995 with the Securities and Exchange Commission (the "Commission") (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               SECTION 3.2. ACCOUNTANTS. Coopers & Lybrand L.L.P., Arthur Andersen LLP, KPMG Peat Marwick LLP, Price Waterhouse LLP and Deloitte & Touche LLP, who have expressed their respective opinions with respect to the financial statements and schedules included in the Offering Circular, dated October 17, 1995, relating to the Old Notes (the "Offering Circular") are independent accountants as required by the Securities Act.

               SECTION 3.3. FINANCIAL STATEMENTS. (a) The annual audited financial statements of the Company included in the Offering Circular present fairly the financial position of the Company, as of the respective dates of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case, as certified by one or more of the independent accountants named in Section 3.2. The selected financial data set forth in the Offering Circular under the captions "Summary," "Capitalization," "Selected Historical Consolidated Financial Data" and "Selected Pro Forma Consolidated Financial Data" fairly present the information set forth therein as of the respective dates thereof on the basis stated in the Offering Circular.

               (b) The unaudited interim financial statements of the Company included in the Offering Circular and in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995 (the "Third Quarter 10-Q") present fairly the financial position of the Company, as of the respective dates of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except for normal year-end adjustments and the omission of certain footnote disclosure.

               (c) The pro forma consolidated condensed balance sheet and consolidated condensed statements of income and the related notes thereto included in the Offering Circular have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, and have been compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

               SECTION 3.4. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports, subsequent to the dates as of which information is given in the Offering Circular, except as set forth therein, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries (as defined herein) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Third Quarter 10-Q, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries taken as a whole, except for (i) the Old Notes, (ii) liabilities or obligations which are reflected in the Third Quarter 10-Q or the Offering Circular, (iii) liabilities or obligations in connection with the Agreement and Plan of Merger, dated as of October 30, 1995, by and among the Company, Schoolco, Inc., a Minnesota corporation and a wholly owned subsidiary of the Company, and Minnesota Educational Computing Corporation ("MECC"), a Minnesota corporation and (iv) the transactions contemplated hereby and any other agreements entered into between the Purchaser and the Company, either alone or together with other parties thereto, as of the date of this Agreement.

               SECTION 3.5. AUTHORITY. The Company has all necessary corporate power and corporate authority to enter into this Agreement and the other agreements, documents and instruments to be executed by the Company in furtherance of the transactions contemplated hereby, including without limitation, the Indenture, the Notes and the Securities Resale Registration Rights Agreement between the Company and the Purchaser, a form of which is attached hereto as Exhibit B (the "Registration Rights Agreement") (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby.

               SECTION 3.6. NON-CONTRAVENTION. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not, (i) except as disclosed in the Offering Circular,
     (ii) except for the consent of Fleet Bank of Massachusetts, N.A. (the "Bank") in connection with the Credit Agreement dated September 30, 1994 by and between SoftKey Inc. and the Bank, as amended to date, which consent has been obtained and (iii) except as to defaults which individually or in the aggregate would not be material to the Company, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, as currently in effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or body applicable to the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Notes to be issued, sold and delivered by the Company hereunder, except such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes by the Purchaser.

               SECTION 3.7. CAPITALIZATION. The Company had, as of September 30, 1995, an authorized and outstanding capitalization as set forth in the Third Quarter 10-Q, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Circular and the Company's Tender Offer Statement on Schedule 14D-1 filed on October 30, 1995 relating to the Company's offer to purchase outstanding shares of common stock of The Learning Company, a Delaware corporation ("TLC"), (including all amendments and supplements thereto, the "Schedule 14D-1").

               SECTION 3.8. SUBSIDIARIES. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (x) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the Company's most recent fiscal year ("Exhibit 21"), (y) tewi Verlag GmbH, Future Vision Holding, Inc., Future Vision Multimedia, Inc., Multimedia Products Corporation, FVH Asia Pte Ltd. and SuperStudio Ltd. and
     (z) subsidiaries not required to be listed on Exhibit 21. The subsidiaries described in clauses (x) and (y) of the foregoing sentence, with the exception of (i) SoftKey Software Products of Florida, Inc., (ii) SS Publish International Inc., (iii) Power Up UK limited and (iv) Spinnaker Software International Limited, are hereinafter referred to as the "Subsidiaries." The subsidiaries identified in clauses (i) through (iv) in the preceding sentence would not in the aggregate constitute a "significant subsidiary" within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole or result in any material adverse change or any development involving a material adverse change in the business, properties, operations, conditions (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole. The Company owns all of the outstanding capital stock of each of its Subsidiaries, other than the non-voting exchangeable shares of SoftKey Software Products Inc. and qualifying shares of certain Subsidiaries organized outside the United States, free and clear of all claims, liens, charges and encumbrances. Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted as described in the Offering Circular, except where the failure to possess such requisite power and authority would not have a material adverse effect on the business, properties, operations, condition (financial or other), or results of operations of the Company and its Subsidiaries taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Offering Circular.

               SECTION 3.9. ACTIONS. Except as described in the SEC Reports, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which might reasonably be expected to result in any material adverse change or any development involving a material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole.

               SECTION 3.10. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
     (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

               SECTION 3.11. RULE 144A. The Notes and Preferred Shares are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

               SECTION 3.12.  REPORTING.  The Company is subject to
     Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

               SECTION 3.13. REGISTRATION AND QUALIFICATION. Assuming the accuracy of the representations and warranties made by the Purchaser and set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchaser in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               SECTION 3.14. NO LIABILITIES. Neither the Company nor its Subsidiaries has any material liabilities or obligations (direct or indirect, contingent or absolute, known or unknown, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise ("Liabilities"), except (i) as reflected or reserved against in the balance sheet of the Company included in its annual financial statements for the year ended December 31, 1994 and not heretofore discharged,
     (ii) as specifically disclosed in the SEC Reports or (iii) Liabilities incurred in the ordinary course of business since September 30, 1995.

               SECTION 3.15. NO DEFAULTS. Except as disclosed in the SEC Reports, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its Subsidiaries is in violation or default under any provision of its certificate of incorporation, by-laws or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

               SECTION 3.16. VIOLATIONS OF LAW. The Company and its Subsidiaries are in compliance, and have complied in all material respects, at all times during the past three years, and all transactions involving the issuance, offer, placement and sale, pursuant to the terms of the Transaction Documents, of the Notes comply, in all material respects, with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and subdivisions thereof (the "Laws") to the extent applicable, other than violations which would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has received notice within the past three years of any violations of any Laws, which violations would be material to the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries have all material licenses, franchises, permits, certificates and other approvals or authorizations from all regulatory officials and bodies that are necessary to the conduct of their respective businesses and to the ownership or lease of their respective properties as described or contemplated in the Offering Circular.

               SECTION 3.17. ENFORCEABILITY OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               SECTION 3.18. THE NOTES. The Notes have been duly and validly authorized by the Company, and the Notes, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

               SECTION 3.19. THE INDENTURE. The Indenture has been duly and validly authorized by the Company, and the Indenture when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

               SECTION 3.20. THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company. The Registration Rights Agreement, when executed and delivered by the Company and the Purchaser, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

               SECTION 3.21. THE CAPITAL STOCK. (a) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. All issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the SEC Reports or the Offering Circular, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. There are currently no shares of the Company's preferred stock outstanding.

               (b) (i) The Preferred Shares issuable upon exchange of the Notes have been duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes or the Preferred Shares have been duly authorized and, when issued in accordance with the terms of the Notes and/or Preferred Shares, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement, the issuance of the Preferred Shares upon exchange of the Notes or the issuance of Common Stock on conversion of the Notes and/or the Preferred Shares.

               (ii) No security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Securities Act in the Shelf Registration Statement (as defined in the Registration Rights Agreement), except as contemplated by the Registration Rights Agreement.

               (iii) The Preferred Shares issuable upon exchange of the Notes have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company under the Delaware General Corporation Law will be required for such issuance of Preferred Shares upon exchange for the Notes. The shares of Common Stock issuable on conversion of the Notes and/or the Preferred Shares at the initial conversion price have been reserved for issuance, and no further approval or authority of the stockholders or the Board of Directors of the Company under the Delaware General Corporation Law will be required for such issuance of Common Stock.

               SECTION 3.22.  RANKING OF NOTES.  When issued, the
     Notes will rank pari passu in order of preference with (i) all of the Company's other unsecured and unsubordinated indebtedness for borrowed money and (ii) the Old Notes.

               SECTION 3.23. PROPERTIES AND ASSETS. The Company or the applicable Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Offering Circular), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Offering Circular) or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its Subsidiaries. The Company or the applicable Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Offering Circular, the Company owns or leases all such properties as are necessary to its operations as now conducted.

               SECTION 3.24. INTELLECTUAL PROPERTY. Except as disclosed in or specifically contemplated by the SEC Reports, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole; and the Company has no knowledge of any material infringement by it or its Subsidiaries of trademark, trade name, patent, copyright, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole.

               SECTION 3.25. TAXES. The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company or its Subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its Subsidiaries taken as a whole.

               SECTION 3.26.  INSURANCE.  The Company or its
     Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business and that of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               SECTION 3.27. CERTAIN PAYMENTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has at any time since February 4, 1994 (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               SECTION 3.28. NO PROHIBITION. No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or the Preferred Shares, and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries that would prevent the issuance of the Notes or the Preferred Shares. No action, suit or proceeding is pending or threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Notes or the Preferred Shares or in any manner draw into question the validity of the Transaction Documents, the Notes or the Preferred Shares; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with.

                                 ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

               As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants to the Company as follows:

               SECTION 4.1. INVESTMENT. The Purchaser is acquiring the Notes, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares for investment for its own account, and not with a view to any distribution thereof. The Purchaser understands that the Notes, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

               The Purchaser's financial condition and investments are such that it is in a position to hold the Notes, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares for an indefinite period, bear the economic risks of the investment and to withstand the complete loss of the investment. The Purchaser has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of any investment in the Notes, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares. The Purchaser qualifies as an "accredited investor" as such term is defined in Section 4(6) of the Securities Act and Regulation D promulgated thereunder.

               SECTION 4.2. RULE 144. The Purchaser acknowledges that the Notes, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

               SECTION 4.3.  ORGANIZATION OF THE PURCHASER.  The
     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               SECTION 4.4.  AUTHORITY OF THE PURCHASER.  The
     Purchaser has the corporate power and corporate authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

               The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized and approved by the Purchaser's Board of Directors and does not require any further authorization or consent of the Purchaser or its stockholders. This Agreement is the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

               Neither the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of any of the transactions contemplated hereby nor compliance by the Purchaser with or fulfillment by the Purchaser of the terms, conditions and provisions hereof will:

               (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, the Certificate of Incorporation or By-laws of the Purchaser or any material indenture, note, instrument or other agreement or any judgment, order, award or decree to which the Purchaser is a party or any of its properties is subject or by which the Purchaser is bound, or

               (b) require the approval, consent, authorization or act of, or the making by the Purchaser of any declaration, filing or registration with, any third party or any governmental authority, except for filings under the Securities Act, the Exchange Act and the HSR Act.

                                 ARTICLE V

                CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

               SECTION 5.1.  CONDITION TO OBLIGATIONS OF THE
     PURCHASER. The obligations of the Purchaser to purchase and pay for the Notes as provided herein shall be subject to the condition that the Company shall, concurrently with the Closing, pay for, or accept for payment, a majority of the outstanding shares of common stock of TLC.

               SECTION 5.2. CONDITION TO OBLIGATIONS OF BOTH PARTIES. The obligations of each of the Company and the Purchaser to consummate the transactions contemplated by this Agreement are subject to the condition that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated by this Agreement shall be in effect.

                                 ARTICLE VI

                          [INTENTIONALLY OMITTED]

                                ARTICLE VII

                            ADDITIONAL COVENANTS

               SECTION 7.1. PORTAL; DTC. The Company will use its reasonable best efforts to cause the Notes and/or the Preferred Shares to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc., relating to trading in the PORTAL market. The Company will, if requested by the Purchaser, use its reasonable efforts in cooperation with the Purchaser to permit the Notes and/or the Preferred Shares to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

               SECTION 7.2. REPORTING. The Company will, so long as the Notes and/or Preferred Shares are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Notes and/or Preferred Shares and prospective purchasers of the Notes and/or Preferred Shares designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes and/or Preferred Shares.

               SECTION 7.3. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) the issuance, transfer and delivery of the Notes and/or Preferred Shares to the Purchaser, including any transfer or similar taxes payable thereon, (ii) the qualification of the Notes and/or Preferred Shares under state or foreign securities or Blue Sky laws, (iii) the cost of printing the Notes and/or Preferred Shares, (iv) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent and (v) the cost and charges of DTC, Euroclear and CEDEL.

               SECTION 7.4. INSPECTION. Prior to the Closing, the Company will permit the Purchaser and its representatives to visit and inspect any of the Company's properties, to examine its books and records and to make copies and to take extracts therefrom, and to discuss its business affairs and finances with its officers and key employees, all at such reasonable times as the Purchaser may request. The Company also agrees to provide answers to reasonable questions from each subsequent prospective purchaser of the Notes and/or Preferred Shares concerning the Company and its Subsidiaries (to the extent that such information is not available to subsequent prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law).

               SECTION 7.5. INDENTURE. The Company covenants and agrees that it will use its reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act at or prior to the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement).

               SECTION 7.6. AVAILABILITY OF PREFERRED SHARES AND COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of preferred stock, for the purpose of effecting the exchange of Notes, the full number of Preferred Shares then issuable upon exchange of the Notes. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes and/or Preferred Shares, the full number of shares of Common Stock then issuable upon the conversion of the Notes and/or Preferred Shares. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock and preferred stock if at any time the number of shares of Common Stock or preferred stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Notes and/or Preferred Shares and the exchange of the Notes.

                                ARTICLE VIII

               RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

               SECTION 8.1. RESTRICTIONS ON TRANSFERABILITY. The Notes, the Preferred Shares and any shares of Common Stock issuable upon conversion of the Notes and/or Preferred Shares shall not be transferable except upon the conditions specified in
     Section 8.3 or pursuant to the Registration Rights Agreement.

               SECTION 8.2. RESTRICTIVE LEGEND. Each certificate representing (a) the Notes, (b) the Preferred Shares, (c) shares of the Common Stock issued upon conversion of any Note and/or Preferred Share, and (d) any other securities issued in respect of the Notes, the Preferred Shares or Common Stock issued upon conversion of any Note and/or Preferred Share upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in (a) through (d) being referred to herein as "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 8.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws):

               THE [SHARES] [NOTE] REPRESENTED BY THIS
          CERTIFICATE [HAVE] [HAS] BEEN ACQUIRED FOR INVESTMENT AND [HAVE] [HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH [SHARES] [NOTE] MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATIONS OR EXEMPTIONS THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF [THESE SHARES] [THIS NOTE] AND RESTRICTING [THEIR] [ITS] TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               SECTION 8.3. NOTICE OF PROPOSED TRANSFERS. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Purchaser shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (a) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon, in each case, the Purchaser shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Purchaser to the Company. Unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each certificate evidencing the Restricted Securities transferred as herein provided shall bear the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if, (i) in the opinion of counsel for the Purchaser, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) a period of at least three years has elapsed since the later of the date the Restricted Securities were acquired from the Company or from an affiliate of the Company, and the Purchaser represents to the Company that it is not an affiliate of the Company and has not been an affiliate during the preceding three months and shall not become an affiliate of the Company without resubmitting the Restricted Securities for reimposition of the legend, or (iii) the Restricted Securities have been sold pursuant to Rule 144(k) and the certificate is accompanied by a representation by the Purchaser that it is not an affiliate of the Company, has not been an affiliate during the three-month period prior to the sale and has held the Restricted Securities for more than three years.

               SECTION 8.4.  REGISTRATION RIGHTS AGREEMENT.
     Concurrently with the execution and delivery of this Agreement, the Company and the Purchaser are entering into a Registration Rights Agreement which provides, among other things, for the registration, on the terms and conditions set forth therein, of the Restricted Securities.

                                 ARTICLE IX

                                TERMINATION

               Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

               (a) By the mutual written consent of the Purchaser and the Company;

               (b) By the Purchaser or the Company if the Closing has not occurred on or before December 31, 1996 and this Agreement has not previously been terminated; provided, however, that the right to terminate the Agreement under this Section 9(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

               In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                 ARTICLE X

                               MISCELLANEOUS

               SECTION 10.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of rules thereof.

               SECTION 10.2. SURVIVAL. The representations and warranties of the Company set forth in Section 3.5, Section 3.18,
     Section 3.19, the first sentence of Section 3.20, the first two sentences of Section 3.21(b)(i), and Section 3.21(b)(iii) shall survive the Closing for two years, but thereafter shall be of no further force or effect. All other representations and warranties contained in this Agreement shall not survive the Closing.

               SECTION 10.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No assignment of this Agreement may be made by either party at any time, whether or not by operation of law, without the other party's prior written consent, except that the Purchaser may assign any of its rights hereunder to an affiliate of the Purchaser without the Company's consent provided that such affiliate expressly assumes in writing all of the Purchaser's obligations hereunder.

               SECTION 10.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               SECTION 10.5. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Mr. David D. Hiller, or at such other address as the Purchaser shall have furnished to the Company in writing and (b) if to the Company, at One Athenaeum Street, Cambridge, Massachusetts 02142, Attention: Mr. Neal S. Winneg, or at such other address as the Company shall have furnished to the Purchaser in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

               SECTION 10.6. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or the Purchaser upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or the Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchaser of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Purchaser, shall be cumulative and not alternative.

               SECTION 10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

               SECTION 10.8. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               SECTION 10.9. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               SECTION 10.10. NO PUBLIC ANNOUNCEMENT. Neither the Company nor the Purchaser shall, to the extent practicable, without consultation of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement except as and to the extent that any such party shall be obligated to make any such disclosure by law or by the rules, regulations or policies of any national securities exchange or association.


               IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed by one of its duly authorized officers as of the date first above written.

                              TRIBUNE COMPANY

                              By:  /s/ David D. Hiller
                                   Name:  David D. Hiller
                                   Title: Senior Vice President

                              SOFTKEY INTERNATIONAL, INC.

                              By:  /s/ Michael J. Perik
                                   Name:  Michael J. Perik
                                   Title: Chairman and Chief Executive
                                            Officer



____________________________________________________________________________



               INDENTURE dated as of _________________________ between SOFTKEY INTERNATIONAL INC., a Delaware corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                            W I T N E S S E T H

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5 1/2% Senior Convertible/Exchangeable Notes Due 2000 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed $150,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to require repurchase by the Company upon a Change of Control (as hereinafter defined), a form of conversion notice, a form of exchange notice, a form of certificate of designation of 5 1/2% Series C Convertible Preferred Stock for which the Notes are exchangeable, and a form of certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

               WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                              ARTICLE I

                             DEFINITIONS

               Section 1.1  Definitions.  The terms defined in this
     Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act (as hereinafter defined) or which are by reference defined in the Securities Act (as herein defined), except as herein otherwise expressly provided or unless the context otherwise requires, shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

               Accredited Investor: The term "Accredited Investor" shall have the meaning given it in Rule 501(a) under the Securities Act.

               Acquisition Price: The term "Acquisition Price" means the volume weighted average of the per share prices paid by a specified person or group in acquiring Voting Stock.

               Affiliate: The term "Affiliate" of any specified person shall mean an "affiliate" as defined in Rule 144(a) as promulgated under the Securities Act.

               Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

               Board Resolution: The term "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               Business Day: The term "Business Day" shall mean a day, other than a Saturday, a Sunday or other day on which the banking institutions in the State of New York, the State of California or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close or a day which is declared a national or New York, California or Massachusetts state holiday.

               Change of Control: The term "Change of Control" means an event or series of events pursuant to which (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting Stock of the Company at an Acquisition Price less than the conversion price then in effect with respect to the Notes and (ii) holders of Common Stock receive consideration which is not all or substantially all common stock that is (or upon consummation of or immediately following such event or events will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered into a tender offer until such tendered voting Stock is accepted for purchase under the tender offer.

               Commission: The term "Commission" shall mean the Securities and Exchange Commission.

               Common Stock: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               Company:  The term "Company" shall mean SoftKey
     International Inc., a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

               Conversion Price: The term "Conversion Price" shall have the meaning specified in Section 15.4.

               Corporate Trust Office of the Trustee: The term "Corporate Trust office of the Trustee," or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 225 Franklin Street, Boston, Massachusetts 02110 (Attention: Corporate Trust Department).

               Custodian: The term "Custodian" means State Street Bank and Trust Company, as custodian with respect to the Notes in global form, or any successor entity thereto.

               Default: The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

               Depositary: The term "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.5(d) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

               Exchange Act:  The term "Exchange Act" means the
     Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               Exchange Price: The term "Exchange Price" shall have the meaning specified in Section 17.4.

               Event of Default: The term "Event of Default" shall mean any event specified in Section 7.1(a), (b), (c), (d) or (e).

               Indenture: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

               Note or Notes: The terms "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

               Noteholder; holder: The terms "Noteholder" or "holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Note is registered on the Note registrar's books.

               Note register: The term "Note register" shall have the meaning specified in Section 2.5.

               Officers' Certificate:  The term "Officers'
     Certificate," when used with respect to the Company, shall mean a certificate signed by the President, the Chief Executive officer, the Chief Financial officer or any Vice President or the Secretary or any Assistant Secretary of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

               Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

               Outstanding: The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

               (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Notes, or portions thereof, for which monies in the necessary amount shall have been deposited in trust with the Trustee for payment or redemption; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

               (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

               (d)  Notes converted into Common Stock pursuant to
     Article XV or exchanged for Preferred Stock pursuant to
     Article XVII and Notes not deemed outstanding pursuant to Section
     3.2.

               Person: The term "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

               PORTAL Market: The term "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

               Predecessor Note: The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

               Preferred Stock: The term "Preferred Stock" shall mean the 5 1/2% Series C Convertible Preferred Stock whose terms are initially set forth in the form of the Certificate of Designation attached hereto as Exhibit C, for which the Notes are exchangeable in accordance with Article XVII.

               QIB: The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A (as hereinafter defined).

               Responsible Officer: The term "Responsible Officer," when used with respect to the Trustee, shall mean an officer of the Trustee assigned and duly authorized by the Trustee to administer its corporate trust matters.

               Restricted Securities: The term "Restricted Securities" has the meaning specified in Section 2.5(d).

               Rule 144A: The term "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act.

               Securities Act: The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               Subsidiary: The term "subsidiary" of any specified person shall mean (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

               Successor Company: The term "Successor Company" shall have the meaning specified in Section 12.1.

               Trust Indenture Act: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3, 15.6 and 17.6; provided, however, that in the event said Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, said Trust Indenture Act of 1939 as so amended.

               Trustee: The term "Trustee" shall mean State Street Bank and Trust Company, its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

               U.S. Government Obligations: The term "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer hereof, and shall also include a Depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such Depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by such custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such Depositary receipt.

               Voting Stock: The term "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               The definitions of certain other terms are as specified in Section 3.5 and Articles XV and XVII.

                                ARTICLE II

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                             AND EXCHANGE OF NOTES

               Section 2.1 Designation, Amount and Issue of Notes. The Notes shall be designated as "5 1/2% Senior Convertible/Exchange-able Notes Due 2000." Notes not to exceed the aggregate principal amount of $150,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company, signed by its (a) Chief Executive Officer or President, and (b) Chief Financial Officer or Secretary or any Assistant Secretary, without any further action by the Company hereunder.

               Section 2.2 Form of Notes. The Notes in definitive form and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.
     The Notes may be issued in global form, substantially in the form of Exhibit B, which is incorporated in and made a part of this Indenture.

               Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage. Any Note in global form shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with the Indenture. Payment of principal of and interest and premium, if any, on any Note in global form shall be made to the holder of such Note.

               The terms and provisions contained in the forms of Notes attached as Exhibits A and B hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Section 2.3 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable semiannually on each May 1 and November 1, commencing May 1, 1996, as specified on the faces of the forms of Notes, attached as Exhibits A and B hereto.

               The person in whose name any Note (or its Predecessor
     Note) is registered at the close of business on any record date with respect to any interest payment date (including any Note that is converted after the record date and on or before the interest payment date) shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Trustee on or before the record date preceding any interest payment date, interest on such holder's Notes shall be paid by wire transfer in immediately available funds. The term "record date" with respect to any interest payment date shall mean the April 15 or October 15 preceding said May 1 or November 1.

               Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said May 1 or November 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Section 2.4 Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its Chief Executive Officer, President or its Chief Financial Officer and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the forms of Notes attached as Exhibits A and B hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

               Section 2.5 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

               (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed "Note registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars.

               Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.5(d).

               Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

               All Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee, the Note registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, and the Note shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

               No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

               None of the Company, the Trustee, the Note registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any selection of Notes to be redeemed or (b) any Notes called for redemption or, if a portion of any Note is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Notes surrendered for conversion or exchange in accordance with Articles XV or XVII or, if a portion of any Note is surrendered for conversion or such exchange, such portion thereof surrendered for conversion or exchange or (d) any Notes surrendered for redemption pursuant to Section 3.5 or, if a portion of any Note is surrendered for redemption pursuant to
     Section 3.5, such portion thereof surrendered for redemption pursuant to Section 3.5.

               All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

               (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes to be traded on the PORTAL Market shall be represented by a Note in global form registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in such Note in global form, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Neither the Trustee nor the Custodian (in such respective capacities) will have any responsibility for the transfer and exchange of beneficial interests in such Note in global form that does not involve the issuance of a definitive Note.

               At any time at the request of the beneficial holder of an interest in a Note in global form, such beneficial holder shall be entitled to obtain a definitive Note upon written request to the Trustee and the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian for the issuance thereof. Upon receipt of any such request, the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Note in global form to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Note or Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

               Any transfer of a beneficial interest in a Note in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Note or Notes registered in the name of the transferee (or its nominee) on the books maintained by the Trustee. With respect to any such transfer, the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Note in global form to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Note or Notes in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture. In connection with any such transfer, the Trustee or the Custodian, at the direction of the Trustee, may request such representations and agreements relating to the restrictions on transfer of such Note or Notes from such transferee (or such transferee's nominee) as the Trustee (or the Custodian) may reasonably require.

               (c) So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Note to a QIB in accordance with Rule 144A, unless otherwise requested by the transferor, and upon receipt of the definitive Note or Notes being so transferred, together with a certification from the transferor that the transferee is a QIB (or other evidence satisfactory to the Trustee), the Trustee shall make or direct the Custodian to make, an endorsement on the Note in global form to reflect an increase in the aggregate principal amount of the Notes represented by the Note in global form, the Trustee shall cancel such definitive Note or Notes and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Note in global form to be increased accordingly.

               Any Note in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the PORTAL Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

               (d)  Every Note that bears or is required under this
     Section 2.5(d) to bear the legend set forth in this Section 2.5(d) (together with Preferred Stock issued upon exchange for all or a portion of such Note or any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.5(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.5(d), unless such restrictions on transfer shall have been waived by the written consent of the Company or removed in accordance with the provisions of Section 2.5(f), and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.5(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

               Until three years after the later of the original issuance date of any Note and the last date on which the Company or an Affiliate of the Company was the owner of such Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Preferred Stock, if any, issued in exchange therefor or Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.5(e), if applicable) shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with notice thereof to the Trustee):

               THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
               (2), (3) OR (7) UNDER THE SECURITIES ACT)
               ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH SOFTKEY INTERNATIONAL INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE PREFERRED STOCK ISSUED UPON EXCHANGE OF SUCH NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE
               (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of Section 2.5(f) and surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(d).

               Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.5(d)), a
     Note in global form may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depositary Trust Company to act as Depositary with respect to the Notes in global form. Initially, the global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for Cede & Co.

               If at any time the Depositary for the Note in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary for the Note is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in definitive form, in an aggregate principal amount equal to the principal amount of the Note in global form, in exchange for such Note in global form.

               Definitive Notes issued in exchange for all or a part of a Note in global form pursuant to this Section 2.5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the persons in whose names such definitive Notes are so registered.

               At such time as all interests in a Note in global form have been redeemed, converted, repurchased or canceled, such Note in global form shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a global Note is exchanged for definitive Notes, redeemed, converted, canceled or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of a
     Note in global form, the principal amount of such Note in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced or increased, as the case may be, and an endorsement shall be made on such Note in global form by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

               (e) Until three years after the later of the original issuance date of any Note and the last date on which the Company or an Affiliate of the Company was the owner of such Note, any stock certificate representing Preferred Stock issued upon exchange of such Note or Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form, including the bracketed material as appropriate, unless otherwise agreed by the Company (with written notice thereof to the Trustee and any transfer agent for the Common Stock):

               THE [COMMON][PREFERRED] STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE UPON THE [CONVERSION OF WHICH THE COMMON STOCK] [EXCHANGE FOR WHICH THE PREFERRED STOCK] EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH SOFTKEY INTERNATIONAL INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 OF THE SECURITIES
               ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE UPON THE [CONVERSION OF] [EXCHANGE FOR] WHICH THE [COMMON STOCK][PREFERRED STOCK] EVIDENCED HEREBY WAS ISSUED (THE "RESTRICTION TERMINATION DATE"), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE [COMMON STOCK] [PREFERRED STOCK] EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE [COMMON STOCK] [PREFERRED STOCK] EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (2) PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, IT WILL FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE [COMMON STOCK][PREFERRED STOCK] EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               Any such Preferred Stock or Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of
     Section 2.5(f) and surrender of the certificates representing such shares of Preferred Stock or Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock or the Preferred Stock, as the case may be, be exchanged for a new certificate or certificates for a like aggregate number of shares of Preferred Stock or Common Stock, as the case may be, which shall not bear the restrictive legend required by this Section 2.5(e).

               (f) Upon any sale or transfer of any Restricted Security (including any interest in a Note in global form) (i) that is effected pursuant to an effective registration statement under the Securities Act, (ii) in the case of the Common Stock and Preferred Stock only, that is effected pursuant to Rule 144 as promulgated under the Securities Act or (iii) in connection with which the Trustee (or transfer agent for the Common Stock, in the case of shares of Common Stock of the Company or any transfer agent for the Preferred Stock in the case of shares of Preferred Stock) receives certificates and other information (including an Opinion of Counsel, if requested) reasonably acceptable to the Company and the Trustee (or such transfer agent, as the case may be) to the effect that such security will no longer be subject to the resale restrictions under federal and state securities laws, then (A) in the case of a Restricted Security in definitive form, the Note registrar or co-registrar (or transfer agent, in the case of Common stock of the Company or any transfer agent for the Preferred Stock in the case of shares of Preferred Stock) shall permit the holder thereof to exchange such Restricted Security for a security that does not bear the legends set forth in Section 2.5(d) or 2.5(e), as applicable, and shall rescind any such restrictions on transfer and (B) in the case of Restricted Securities represented by a Note in global form, such Note shall no longer be subject to the restrictions contained in the legend set forth in Section 2.5(d) (but still subject to the other provisions hereof). In addition, any Note (or security issued in exchange or substitution therefor) or shares of Preferred Stock issued upon exchange of any Note or shares of Common Stock issued upon conversion of any Note, in any case, as to which the restrictions on transfer described in the legends set forth in
     Section 2.5(d) and 2.5(e), respectively, have expired by their terms, may, upon surrender thereof (in accordance with the terms of this Indenture in the case of Notes) together with such certifications and other information (including an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Trustee and in a form acceptable to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) acceptable to the Company and the Trustee (or any transfer agent, as the case may be) as either of them may reasonably require, be exchanged for a new Note or Notes of like tenor and aggregate principal amount (in the case of Notes), or a new certificate or certificates for a like aggregate number of shares of Preferred Stock (in the case of Preferred Stock) or Common Stock (in the case of Common Stock), or a new certificate or other instrument of like tenor and amount (in the case of securities issued in exchange or substitution for Notes), which shall not bear the restrictive legends set forth in Sections 2.5(d) and 2.5(e).

               Section 2.6 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. The Company may charge such applicant for the expenses of the Company in replacing a Note. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

               The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof, except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

               Every substitute Note issued pursuant to the provisions of this Section 2.6 in lieu of any Note which is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be enforceable by anyone, and shall be entitled to all the benefits (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

               Section 2.7 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination and shall be substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent definitive Notes (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Note in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Notes authenticated and delivered hereunder.

               Section 2.8 Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Notes, in accordance with the usual destruction procedures of the Trustee. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

               Section 2.9 Ranking. The Notes will represent general, unsecured obligations of the Company senior or pari passu in right of payment to all other unsecured obligations of the Company and will rank pari passu in order of preference with the Company's 5 1/2% Senior Convertible Notes due 2000 issued October 23, 1995.

                              ARTICLE III

                           REDEMPTION OF NOTES

               Section 3.1 Redemption Prices. The Company may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.2, and at the optional redemption prices set forth in the forms of Note attached as Exhibits A and B hereto, together with accrued interest to the date fixed for redemption, provided, however, that no such redemption shall be effected before November 2, 1998.

               Section 3.2 Notice of Redemption, Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to
     Section 3.1, it shall fix a date for redemption and, in the case of any redemption pursuant to Section 3.1, it or, at its request accompanied by the proposed form of notice of redemption (which must be received by the Trustee at least ten Business Days prior to the date the Trustee is requested to give notice as described below, unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Notes so to be redeemed as whole or in part at their last addresses as the same appear on the registry books of the Company, provided that if the Company shall give such notice, it shall also give such notice, and notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

               Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date, interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Exchange Price and Conversion Price and the date on which the right to exchange and to convert such Notes or portions thereof into Preferred Stock or Common Stock, as the case may be, will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

               On or prior to the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption (other than those theretofore surrendered for exchange for Preferred Stock or conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Note called for redemption is exchanged or converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request or, if then held by the Company, shall be discharged from such trust. If fewer than all the Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than 45 days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

               If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof), by lot or, in its sole discretion, on a pro rata basis. If any Note selected for partial redemption is exchanged or converted in part after such selection, the converted or exchanged portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is exchanged or converted as a whole or in part before the mailing of the notice of redemption.

               Upon any redemption of less than all Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for exchange or conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unexchanged or unconverted portion of any Note exchanged or converted in part during such period.

               Section 3.3 Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless exchanged for Preferred Stock or converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest thereon accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest thereon accrued to said date), interest on the Notes or portion of Notes so called for redemption shall cease to accrue, and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be exchangeable for Preferred Stock or convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest thereon to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.

               Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

               Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Notes or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a) or (b), a Responsible Officer of the Trustee has knowledge. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain exchangeable for Preferred Stock and convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

               Section 3.4 Conversion/Exchange Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion or exchange of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion or exchange by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Articles XV or XVII) surrendered by such purchasers for conversion or exchange, all as of immediately prior to the close of business on the date fixed for redemption (and the right to exchange or convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion or exchange of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion or exchange of any Notes between the Company and such purchasers including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

               Section 3.5  Purchase of Notes Upon a Change of Control.

               (a) If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to the repurchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in this Indenture.

               (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the Note register, stating, among other things: that a Change of Control has occurred; the Change of Control Purchase Price and the Change of Control Purchase Date (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act); that any Note not tendered will continue to accrue interest and to have all of the benefits of this Indenture; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

               (c) The Company will comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

               (d) The Company will not, and will not permit any subsidiary to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to make a Change of Control offer to purchase the Notes or, if such Change of Control offer is made, to pay for the Notes tendered for purchase.

                             ARTICLE IV

                             [RESERVED]

                             ARTICLE V

                     PARTICULAR COVENANTS OF THE COMPANY

               Section 5.1 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes due on any semi-annual interest payment date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the Note register; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Trustee, interest on such holder's Notes shall be paid by wire transfer in immediately available funds. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment of principal or interest and is not prohibited from paying such money to the holders of the Notes pursuant to the terms of this Indenture.

               Section 5.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated by the Trustee. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby initially designates the Trustee as paying agent, Note registrar and conversion and exchange agent and each of the Corporate Trust Office of the Trustee and the office of State Street Bank and Trust Company, N.A. in the Borough of Manhattan, The City of New York, as one such office or agency of the Company for the purposes set forth in the first paragraph of this Section 5.2.

               So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

               Section 5.3 Appointments to Fill Vacancies in Trustee's office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

               Section 5.4  Provisions as to Paying Agent.

               (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

                    (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

                    (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall be due and payable; and

                    (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

               The Company shall, before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

               (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

               (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

               (d) Anything in this section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

               Section 5.5 Corporate Existence. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

               Section 5.6 Rule 144A Information Requirement. During the three-year period following the original issuance date of any Note and during the three-year period following the last date on which the Company or an Affiliate of the Company was the owner of any Note (or shares of Common Stock issued upon conversion of any Note or Preferred Stock issued upon exchange of Notes), if the Company is subject neither to Section 13 nor Section 15(d) of the Exchange Act, the Company shall at the written request of any holder or beneficial holder of such Note (or shares of Preferred Stock issued upon exchange of Notes or Common Stock issued upon conversion of Notes) provide to such holder or beneficial holder of such Note (or shares of Common Stock issued upon conversion of Notes or Preferred Stock issued upon exchange of Notes) and any prospective transferee designated by such holder or beneficial holder of such Note (or shares of Preferred Stock issued upon exchange of Notes or Common Stock issued upon conversion of Notes) such information, if any, required by Rule 144A(d)(4) under the Securities Act (so long as such information is required to permit such transfer under Rule 144A).

               Section 5.7 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

               Section 5.8 Amendments to Series C Preferred Stock. Without the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company will not take any action with respect to its capital stock or adopt any change to the Certificate of Designation of the Series C Preferred Stock which in either such case would require the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock under Section 3.2 of the Certificate of Designation (whether or not any such Series C Preferred Stock is at the time outstanding).

                                 ARTICLE VI

                       NOTEHOLDERS' LISTS AND REPORTS BY
                                THE COMPANY

               Section 6.1 Noteholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after April 15 and October 15 in each year beginning with April 15, 1996, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar or co-registrar.

               Section 6.2 Reports by Company. The Company will deliver to the Trustee (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company
     (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders, equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; provided that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the next paragraph of this Section 6.2.

               The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports with the Commission such annual and quarterly reports as are required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                 ARTICLE VII

                            DEFAULTS AND REMEDIES

               Section 7.1 Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

               (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (b) default in the payment of the principal of and premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise; or

               (c) a failure on the part of the Company duly to observe or perform any other covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with) elsewhere in this Section 7.1, which continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee, by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding determined in accordance with
     Section 9.4; or

               (d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

               (e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days;

     then, and in each and every such case (other than an Event of Default specified in Section 7.1(d) or (e)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of, premium, if any, on all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(d) or (e) occurs and is continuing, the principal of all the Notes and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of, premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereto. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

               In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes and the Trustee shall continue as though no such proceeding had been taken.

               Section 7.2 Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.

               In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

               In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

               All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

               In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

               Section 7.3 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

               First:    To the payment of all amounts due the Trustee
          under Section 8.6;

               Second:   Subject to the provisions of Article V, in
          case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto; and

               Third:    Subject to the Provisions of Article V, in
          case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

               Section 7.4 Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

               Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

               Section 7.5 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

               Section 7.6 Remedies Cumulative and Continuing. Except as provided in Section 2.6, all powers and remedies given by this
     Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of such powers and remedies or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

               Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4) may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes,
     (ii) a failure by the Company to exchange any Notes for Preferred Stock or to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               Section 7.8 Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the registry books of the Company, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

               Section 7.9 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
     Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with
     Section 9.4 or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV or of the right to exchange any Note in accordance with the provisions of
     Article XVII.

                             ARTICLE VIII

                         CONCERNING THE TRUSTEE

               Section 8.1 Duties and Responsibilities of Trustee. (a) if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b)  Except during the continuance of an Event of
     Default:

                    (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (1) this paragraph (c) does not limit the effect of paragraph (b) of this section 8.1;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
               Section 7.7.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and
     (e) of this Section 8.1.

               (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

               Section 8.2  Reliance on Documents, Opinions, Etc.
     Except as otherwise provided in Section 8.1:

               (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

               (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (c) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (d) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; no Depositary, Custodian or paying agent who is not the Trustee shall be deemed an agent of the Trustee, and the Trustee (in its capacity as Trustee) shall not be responsible for any act or omission by any such Depositary, Custodian or paying agent;

               (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to this Indenture unless such holders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which would be incurred by it in compliance with such request or direction.

               (f) Subject to the provisions of Section 8.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

               (g) In connection with any request to transfer or exchange any Note, the Trustee may request a direction (in the form of an Officers' Certificate) from the Company and an Opinion of Counsel with respect to compliance with any restrictions on transfer or exchange imposed by this Indenture, the Securities Act, other applicable law or the rules and regulations of any exchange on which the Notes or the capital stock may be traded, and the Trustee may rely and shall be protected in acting upon such direction and in accordance with such Officers' Certificate and Opinion of Counsel;

               (h) The Trustee may rely and shall be fully protected in acting upon the determination and notice by the Company of the Conversion Price, including any adjustment to the Conversion Price pursuant to Section 15.5(j); and

               (i) The Trustee shall not be deemed to have knowledge of any Event of Default or other fact or event upon the occurrence of which it may be required to take action hereunder unless one of its Responsible Officers has actual knowledge thereof.

               Section 8.3 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

               Section 8.4 Trustee, Paying Agents, Exchange Agents, Conversion Agents or Registrar May own Notes. The Trustee, any paying agent, any exchange agent, any conversion agent or any Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, exchange agent, conversion agent or Note registrar.

               Section 8.5 Monies to Be Held in Trust. Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

               Section 8.6 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

               Section 8.7 Officers' Certificate as Evidence. Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

               Section 8.8 Conflicting Interests of Trustee. In the event that the Trust Indenture Act is applicable hereto, the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act and there exists an Event of Default hereunder (exclusive of any period of grace or requirement of notice), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

               Section 8.9 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

               Section 8.10 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company; and the Company shall mail, or cause to be mailed, notice thereof to the holders of Notes at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of
     Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b) In case at any time any of the following shall occur:

                    (1)  the Trustee shall fail to comply with Section
          8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

                    (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                    (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee or, subject to the provisions of
     Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in
     Section 8.11.

               Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon, the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

               No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and eligible under the provisions of
     Section 8.9.

               Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the holders of Notes at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

               Section 8.12 Successor, by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

               Section 8.13 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes) and the Trust Indenture Act is applicable hereto, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                ARTICLE IX

                         CONCERNING THE NOTEHOLDERS

               Section 9.1 Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X or
     (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

               Section 9.2 Proof of Execution by Noteholders. Subject to the provisions of Sections 8.1, 8.2 and 11.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note register or by a certificate of the Note registrar.

               The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.1.

               Section 9.3 Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion or exchange agent and any Note registrar may deem the person in whose name such Note shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion or exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion or exchange agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

               The Depositary shall be deemed to be the owner of any
     Note in global form for all purposes, including receipt of notices to Noteholders and payment of principal of, premium, if any, and interest on the Notes. None of the Company, the Trustee (in its capacity as Trustee), any paying agent or the Note registrar (or co-registrar) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; provided, however, that the foregoing shall not apply to the Trustee or any other person acting in its capacity as Custodian.

               Section 9.4 Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledger's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and subject to Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

               Section 9.5 Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in
     Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                               ARTICLE X

                           NOTEHOLDERS MEETINGS

               Section 10.1 Purposes for Which Meetings May be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

               (i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

               (ii) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article VIII;

               (iii) consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
     Section 11.2; or

               (iv) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture or under applicable law.

               Section 10.2 Manner of Calling Meetings; Record Date. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of Boston, Commonwealth of Massachusetts, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 30 nor more than 60 days prior to the date fixed for the meeting to such Noteholders at their addresses as such addresses appear in the Note Register. For the purpose of determining Noteholders entitled to notice of any meeting of Noteholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Note shall be registered in the Note Register at the close of business on a record date fixed by the Trustee as aforesaid, or by the Company or the Noteholders as in Section 10.3 provided, shall be entitled to notice of the meeting of Noteholders with respect to which such record date was so fixed.

               Section 10.3 Call of Meeting by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors or the holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action authorized in Section 10.1 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Notes in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said City of Boston for, such meeting and may call such meeting to take any action authorized in
     Section 10.1, by mailing notice thereof as provided in Section
     10.2. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

               Section 10.4 Who may Attend and Vote at Meetings. Only persons entitled to receive notice of a meeting of Noteholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Noteholders entitled to vote at any meeting of Noteholders has been made as provided in this Section, such determination shall apply to any adjournments thereof.

               Section 10.5 Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on each of which shall be subscribed the signature of the Noteholder or proxy casting such ballot and the identifying number or numbers of the Notes held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

               Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 9.1.

               Section 10.6 Exercise of Rights of Trustee and Noteholders not to be Hindered or delayed. Nothing in this
     Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                              ARTICLE XI

                          SUPPLEMENTAL INDENTURES

               Section 11.1 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of
     Section 15.6;

               (b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

               (c) to evidence the succession of another person to the Company, or successive successions, and the assumption by the Successor Company of the covenants, agreements and obligations of the Company pursuant to Article XII;

               (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

               (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

               (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes;

               (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

               (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act (if applicable), or under any similar federal statute hereafter enacted (if applicable); or

               (i) to modify, eliminate or add to the provisions of this Indenture to allow for the issuance of one or more Notes in global form, in addition to the global Note provided for herein, representing beneficial interests in Notes issued outside the United States in reliance on Regulation S under the Securities Act, with such transfer restrictions and legends as are consistent with such Regulation, and to add provisions relating to the exchange and transfer of beneficial interests in any Note or Notes represented by any such global Note or Notes, any definitive Note and any global Note referred to in Section 2.5(b) hereof.

               The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of
     Section 11.2.

               Section 11.2 Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Article
     IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by a Board Resolution and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on redemption thereof, alter the obligation of the Company to redeem the Notes at the option of the holder upon the occurrence of a Change of Control or impair or affect the right of any Noteholder to institute suit for the payment thereof or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes or impair the right to exchange the Notes for Preferred Stock or the right to convert the Notes into Common Stock subject to the terms set forth herein, including Sections 15.6 and 17.6, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

               Upon the request of the Company, accompanied by a copy of a Board Resolution certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Section 11.3 Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this
     Article XI shall comply with the Trust Indenture Act, as then in effect, if such supplemental indenture is then required to so comply. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               Section 11.4 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion Of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.12) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

               Section 11.5 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee shall be furnished with and, subject to the provisions of Sections 8.1 and 8.2, may rely upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

                              ARTICLE XII

                   CONSOLIDATION, MERGER, SALE, CONVEYANCE,
                             TRANSFER AND LEASE

               Section 12.1 Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) either the Company is the resulting, surviving or transferee person (the "Successor Company") or the Successor Company is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor Company (if not the Company) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Notes, including the rights pursuant to Article XV hereof; (ii) immediately after giving effect to such transaction, no Event of Default has happened and is continuing; and (iii) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

               Section 12.2 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the-Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of SoftKey International Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

               In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

               Section 12.3 Opinion of Counsel to Be Given Trustee. The Trustee subject to Sections 8.1 and 8.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article XII.

                             ARTICLE XIII

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                             UNCLAIMED MONEYS

               Section 13.1 Legal Defeasance and Covenant Defeasance of the Notes.

               (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph
     (d).

               (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in
     (i) and (ii) below and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,
     (ii) obligations listed in Section 13.3 and (iii) the obligations of the Company pursuant to Section 5.6.

               (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article XII and in Sections 3.5, 5.3, 5.4, 5.5 and
     5.7 with respect to the outstanding Notes on and after the date the conditions set forth in paragraph (d) are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of default under Section 7.1(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

               (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                    (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

               (ii) (A) No Event of Default shall have occurred or be continuing on the date of such deposit, and (B) no Default or Event of Default under Section 7.1(d) or 7.1(e) shall occur on or before the 123rd day after the date of such deposit;

               (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

               (iv) In the case of a legal defeasance under paragraph
          (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (v) The holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 13(d)(i) above;

               (vi) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

               (vii) Such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

               (viii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 13.1 have been complied with;

     provided, however, that no deposit under clause (d)(i) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 123 days following any such deposit.

               Section 13.2 Termination of Obligations upon Cancellation of the Notes. In addition to the Company's rights under Section 13.1, the Company may terminate all of its obligations under this Indenture (subject to Section 13.3 and any obligations of the Company under Section 5.6 with respect to any Common Stock issued upon conversion of the Notes or any Preferred Stock issued upon exchange of the Notes) when:

               (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
          Section 2.6) have been delivered to the Trustee for cancellation;

               (ii) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes by the Company; and

               (iii) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; or

               (b) (i) the Notes not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice; (ii) the Company will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Notes, to maturity or redemption, as the case may be; (iii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which the Company is a party or by which it or its property is bound; and (iv) and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions related to such defeasance have been complied with.

               Section 13.3 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 13.1 or 13.2, the respective obligations of the Company and the Trustee under Sections 2.3, 2.4, 2.5, 2.6, 2.8, 2.9, 5.2, 6.1, 7.4, 7.9, 8.6,
     8.10, 13.5, 13.6 and 13.7 shall survive until the Notes are no longer outstanding, and thereafter, the obligations of the Company and the Trustee under Sections 7.9, 8.6, 13.5, 13.6 and 13.7 shall survive. Nothing contained in this Article XIII shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

               Section 13.4 Acknowledgment of Discharge by Trustee. Subject to Section 13.7, after (i) the conditions of Section 13.1 or 13.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and
     (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in
     Section 13.3.

               Section 13.5 Application of Trust Assets. The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 13.1 or 13.2, as the case may be. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section
     13.1 or 13.2, as the case may be, to the payment of principal of, premium, if any, and interest on the Notes. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 13.1 or 13.2, as the case may be, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all holders entitled thereto. Except as specifically provided herein, the Trustee shall not be requested to invest any amounts held by it for the benefit of the holders or pay interest on uninvested amounts to any holder.

               Section 13.6 Repayment to the Company; Unclaimed Money. Upon termination of the trust established pursuant to Section 13.1 or 13.2, as the case may be, the Trustee shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, if amounts for the payment of principal, premium, if any, or interest remains unclaimed for six years, the Trustee will pay such amounts back to the Company forthwith. Thereafter, all liability of the Trustee with respect to such amounts shall cease.

               Subject to applicable laws governing escheat of such property, the Trustee shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 13.1 or 13.2, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Notes that remain unclaimed for six years after the date on which such payment shall have become due. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

               Section 13.7 Reinstatement. If the Trustee is unable to apply any cash or U.S. Government Obligations in accordance with Section 13.1 or 13.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 or 13.2 until such time as the Trustee is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 13.1 or 13.2, as the case may be; provided that if the Company makes any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the amounts held by the Trustee.

                            ARTICLE XIV
                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                          OFFICERS AND DIRECTORS

               Section 14.1 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                               ARTICLE XV

                           CONVERSION OF NOTES

               Section 15.1 Right to Convert. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at his option, at any time prior to the close of business on November 1, 2000 (except that, with respect to any Note or portion of a Note which shall be called for redemption or delivered for repurchase, such right shall terminate, except as provided in the fourth paragraph of Section 15.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.2. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV.

               Section 15.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in definitive form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section
     15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

               In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program.

               As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article XV and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15 1. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

               Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall have been surrendered.

               Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the close of business on the Trading Day next preceding such interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Note at the close of business on such record date; provided, however, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 15.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

               Upon the conversion of an interest in a Note in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby.

               Section 15.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 15.5(g).

               Section 15.4 Conversion Price. The conversion price shall be as specified in the forms of Notes (herein called the "Conversion Price") attached as Exhibits A and B hereto, subject to adjustment as provided in this Article XV.

               Section 15.5  Adjustment of Conversion Price.  The
     Conversion Price shall be adjusted from time to time by the Company as follows:

               (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 15.5(g)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 15.5(g)) on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after the Record Date by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 15.5(b), and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (y) exclusively in cash or (z) referred to in Section 15.5(a) (any of the foregoing hereinafter in this Section 15.5(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 15.5(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 15.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such redaction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on such date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to
     Section 15.5(g) to the extent possible.

               Notwithstanding the foregoing provisions of this Section 15.5(d), no adjustment shall be made hereunder for any distribution of Securities if the Company makes proper provision so that each Noteholder who converts such Note (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Securities that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Note into Common Stock; provided that, with respect to any Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed distributed for purposes of this Section 15.5(d) (and no adjustment to the Conversion Price under Section 15.5(d) will be required) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this
     Section 15.5(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

               For purposes of this Section 15.5(d) and Sections 15.5(a) and (b), any dividend or distribution to which this
     Section 15.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 15.5(a) and (b) and
     (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.5(a).

               (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.6 applies or as part of a distribution referred to in Section 15.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 15.5(e) has been made, and
     (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 15.5(f) has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in Section 15.5(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Notes into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 20.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to this paragraph (f) has been made, and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in paragraph (g) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

                    (g) For purposes of this section 15.5, the following terms shall have the meaning indicated:

                    (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board Resolution.

                    (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event,
               (2) if the "ex" date for any event (other than the issuance, distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (3) if the "ex" date for the issuance, distribution or Change of Control requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.5(d) or (f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 15.5(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the conversion Price pursuant to Section 15.5(a), (b), (c),
               (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and
               (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 15.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                    (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                    (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                    (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or that other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                    (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                    (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 15.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                    No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                    No adjustment need be made for a change in the par value, or to or from no par value, of the Common Stock.

                    To the extent the Notes become convertible into cash, assets, property or securities (other than Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

                    (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note register provided for in Section 2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not effect the legality or validity of any such supplemental indenture.

                    (k) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.3.

                    Section 15.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or to or from no par value, as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV.

                    The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in Section
          2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                    The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                    If this Section 15.6 applies to any event or occurrence,
          Section 15.5 shall not apply.

                    Section 15.7 Transfer or Similar Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                    Section 15.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

                    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                    The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will, upon issue, be fully paid and nonassessable by the Company and free from all transfer or similar taxes as described in Section 15.7, liens and charges with respect to the issue thereof.

                    The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

                    Section 15.9 Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this
          Article XV. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
          Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                    Section 15.10 Notice to Holders Prior to Certain Actions. In case:

                    (a) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to Section 15.5; or

                    (b) the Company takes any action that would require a supplemental indenture pursuant to Section 15.6; or

                    (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses
               (a) through (c) of this Section 15.10.

                                     ARTICLE XVI

                               MISCELLANEOUS PROVISIONS

                    Section 16.1  Provisions Binding on Company's
          Successors. All the covenants, stipulations, promises and agreements in this Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

                    Section 16.2 Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board (including the Board of Directors), committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                    Section 16.3 Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to SoftKey International Inc., One Athenaeum Street, Cambridge, MA 02142, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at 225 Franklin Street, Boston, MA 02110.

                    The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

                    Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

                    Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                    Section 16.4 Governing Law. This Indenture and each Note shall be deemed to be a contract made under the substantive laws of New York and for all purposes shall be construed in accordance with the substantive laws of New York.

                    Section 16.5 Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the Opinion of such counsel, all such conditions precedent have been complied with.

                    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                    Section 16.6 Legal Holidays. In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

                    Section 16.7 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

                    Section 16.8 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2) and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified.

                    Section 16.9 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                    Section 16.10 Table of Contents, Headings Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                    Section 16.11 Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as Trustee hereunder pursuant to Section 8.9.

                    Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such Successor Company is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such Successor Company.

                    Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note register.

                    The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 8.6.

                    The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this
          Section 16.11 shall be applicable to any authenticating agent.

                    Section 16.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                    Section 16.13 Pooling of Interests. The Company desires to preserve its ability to account for acquisition and other business combination transactions using the pooling of interests method where appropriate, and the provisions of this Indenture shall be interpreted accordingly.

                                     ARTICLE XVII

                                   EXCHANGE OF NOTES

                    Section 17.1 Right to Exchange. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at his option, at any time prior to the close of business on November 1, 2000 (except that, with respect to any Note or portion of a Note which shall be called for redemption or delivered for repurchase, such right shall terminate, except as provided in the fourth paragraph of Section 17.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to exchange the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Preferred Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for exchange by the Exchange Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section
          17.2. A holder of Notes is not entitled to any rights of a holder of Preferred Stock until such holder has converted his Notes to Preferred Stock, and only to the extent such Notes are deemed to have been exchanged for Preferred Stock under this Article XVII.

                    Section 17.2 Exercise of Exchange Privilege; Issuance of Preferred Stock on Exchange; Adjustment for Interest or Dividends. In order to exercise the exchange privilege with respect to any Note in definitive form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 17.2, and shall give written notice of exchange in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to exchange such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Preferred Stock which shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section
          17.7. Each such Note surrendered for exchange shall, unless the shares issuable on exchange are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

                    In order to exercise the exchange privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for exchange pursuant to the Depositary's book-entry exchange program and follow the other procedures set forth in such program.

                    As promptly as practicable after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares issuable on exchange are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so exchanged), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares issuable upon the exchange of such Note or portion thereof in accordance with the provisions of this Article XVII. In case any Note of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the exchanged portion of the surrendered Note.

                    Each exchange shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 17.2 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Preferred Stock shall be issuable upon such exchange shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such exchange shall be at the Exchange Price in effect on the date upon which such Note shall have been surrendered.

                    Any Note or portion thereof surrendered for exchange during the period from the close of business on the record date for any interest payment date through the close of business on the Trading Day next preceding such interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of exchange a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Note at the close of business on such record date; provided, however, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. In the case of any exchange, dividends on the Preferred Stock issuable upon such exchange will commence to accrue as of the most recent date as of which interest has been paid, or duly provided for, on the Notes unless no interest has been paid or duly provided for on the Notes, in which case from ____________, 1995. Except as provided above in this Section 17.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the exchange of such Note as provided in this Article.

                    Upon the exchange of an interest in a Note in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby.

                    Section 17.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Preferred Stock or scrip representing fractional shares shall be issued upon exchange of Notes. If more than one Note shall be surrendered for exchange at one time by the same holder, the number of full shares which shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the exchange of any Note or Notes, the Company shall make an adjustment therefor in cash at the current market value thereof. The Current Market Value of a share of Preferred Stock shall be the greater of (i) the Liquidation Preference thereof or (ii) the current market value of that number of shares of Common Stock (including any fraction of a share) into which one share of Preferred Stock may then be converted. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 15.5(g).

                    Section 17.4 Exchange Price. The exchange price shall be $1000.00 (herein called the "Exchange Price").

                    Section 17.5 Adjustment of Exchange Price. The Exchange Price shall be adjusted from time to time by the Company as follows:

                    (a) In the event that the provisions of the Series C Preferred Stock as set forth in the Certificate of Designation attached as Exhibit C hereto shall at any time be amended in accordance with the provisions of the Certificate of Designation and this Indenture, to reduce the Liquidation Preference of, or the amount of dividends or other distributions payable with respect to, the Series C Preferred Stock, or to change the Conversion Price at which such Series C Preferred Stock is convertible into Common Stock pursuant to the provisions of the Certificate of Designation (or the manner in which such Conversion Price is adjusted as set forth in Section 8 thereof), the Exchange Price shall be adjusted in such manner as the Board of Directors of the Company shall determine is fair and equitable, which determination shall be conclusive and shall be set forth in a Board Resolution.

                    (b) The Company may make such reductions in the Conversion Price, in addition to those required by Section 17.5(a), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Preferred Stock or rights to purchase Preferred Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Exchange Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exchange Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Exchange Price takes effect, and such notice shall state the reduced conversion Price and the period it will be in effect.

                    (c) No adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 17.5(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Article XVII shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                    No adjustment need be made for a change in the par value, or to or from no par value, of the Preferred Stock.

                    To the extent the Notes become convertible into cash, assets, property or securities (other than Preferred Stock or Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

                    (d) whenever the Exchange Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any exchange agent other than the Trustee an Officers' Certificate setting forth the Exchange Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Price setting forth the adjusted Exchange Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Price to the holder of each Note at his last address appearing on the Note register provided for in
          Section 2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not effect the legality or validity of any such supplemental indenture.

                    (e) In any case in which this Section 17.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Preferred Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Preferred Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 17.3.

                    Section 17.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Preferred Stock (other than a change in par value, or to or from no par value, as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Preferred Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Preferred Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be exchangeable into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Preferred Stock issuable upon exchange of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Preferred Stock available to exchange all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Preferred Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Preferred Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 17.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XVII.

                    The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in Section
          2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                    The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                    Section 17.7 Transfer or Similar Taxes on Shares Issued. The issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Noteholder for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                    Section 17.8 Reservation of Stock; Shares to Be Fully Paid; Listing of Preferred Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the exchange of the Notes from time to time as such Notes are presented for exchange.

                    Before taking any action which would cause an adjustment reducing the Exchange Price below the then par value, if any, of the shares of Preferred Stock issuable upon exchange of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Preferred Stock at such adjusted Exchange Price.

                    The Company covenants that all shares of Preferred Stock which may be issued upon exchange of Notes will, upon issue, be fully paid and nonassessable by the Company and free from all transfer or similar taxes as described in Section 17.7, liens and charges with respect to the issue thereof.

                    The Company further covenants that, if at any time the Preferred Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Preferred Stock shall be so listed on such exchange, all Preferred Stock issuable upon exchange of the Notes.

                    Section 17.9 Responsibility of Trustee. The Trustee and any other exchange agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Preferred Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other exchange agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any exchange agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Preferred Stock or stock certificates or other securities or property or cash upon the surrender of any debenture for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this
          Article XVII, without limiting the generality of the foregoing, neither the Trustee nor any exchange agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
          Section 17.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 17.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                    Section 17.10 Notice to Holders Prior to Certain Actions. In case:

                    (a) the Company takes any action that would require a supplemental indenture pursuant to Section 17.6; or

                    (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Preferred Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reclassification, change consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (b) of this Section 17.10.

                    State Street Bank and Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                             SOFTKEY INTERNATIONAL INC.

                                             By:
                                             Name:
                                             Title:

          Attest:

          ________________________

                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee

                                             By: ___________________
                                             Name: _________________
                                             Title:

          Attest:

          _______________________



                          EXHIBIT A - FORM OF DEFINITIVE NOTE

                              [FORM OF FACE OF NOTE]

          No. B-1                                           $_______________
                                                             CUSIP


          SOFTKEY INTERNATIONAL INC.

          5 1/2% Senior Convertible/Exchangeable Note Due 2000

               THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR",) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH SOFTKEY INTERNATIONAL INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE PREFERRED STOCK ISSUABLE UPON EXCHANGE OF SUCH NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C),
               (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION, "UNITED STATES", "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                    SOFTKEY INTERNATIONAL INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein) called the "Company"), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to __________________________ or registered assigns, the principal sum of _________ Dollars on November 1, 2000, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 of each year, commencing May 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the May 1 or November 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from _____________, 1995, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 15 or October 15, as the case may be, and before the following May 1 or November 1 other than October 15, 1995, this Note shall bear interest from such May 1 or November 1, respectively; provided, however, that if the Company shall default in the payment of interest due on such May 1 or November 1, then this Note shall bear interest from the next preceding May 1 or November 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from ____________, 1995. The interest so payable on any May 1 or November 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the April 15 or October 15 (whether or not a Business
          Day) next preceding such May 1 or November 1, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

                    Reference is made to the further provisions of this Note set forth an the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock and to exchange this Note for Preferred Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though set forth at this place.

                    This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

                    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                    IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                        SOFTKEY INTERNATIONAL INC.

                                        By:
                                        Name:
                                        Title:

          Dated:

          Attest:

          _____________________
          Secretary




                        [FORM OF CERTIFICATE OF AUTHENTICATION]

          CERTIFICATE OF AUTHENTICATION

                    This is one of the Notes described in the within-named Indenture.

                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee

                                             By:
                                                  Authorized officer
                                                  As Authenticating Agent
                                                  (if different from
                                                  Trustee)

          By:
          Authorized Officer

          [FORM OF REVERSE OF NOTE]

          SOFTKEY INTERNATIONAL INC.

          5 1/2% Senior Convertible/Exchangeable Note Due 2000

                    This Note is one of a duly authorized issue of Notes in the Company, designated as its 5 1/2% Senior Convertible/Ex-changeable Notes due 2000 (herein called the "Notes"), limited to the aggregate principal amount of $150,000,000 all issued or to be issued under and pursuant to an indenture dated as of _____________ (herein called the "Indenture"), between the Company and State Street Bank and Trust Company (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

                    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to redeem the Notes at the option of the holders upon the occurrence of a Change of Control or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes or impair the right to exchange the Notes for Preferred Stock or to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Sections 15.6 and 17.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to convert any Notes into Common Stock of the Company or to exchange any Notes for Preferred Stock of the Company or a default in respect of a covenant or provision of the Indenture which under
          Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                    Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

                    The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

                    The Notes will not be redeemable at the option of the Company prior to November 2, 1998. On or after such date and prior to maturity the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption.

          If redeemed during the 12-month period beginning:

                    Date                             Percentage
               November 2, 1998                        102.2%
               November 1, 1999                        101.1%

          and 100% at November 1, 2000; provided that if the date fixed for redemption is a May 1 or November 1, then the interest payable on such date shall be paid to the holder of record on the next preceding April 15 or October 15, respectively.

                    If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, on the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

                    Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on November 1, 2000, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to exchange the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Preferred Stock obtained by dividing the principal amount of this Note, or portion thereof to be exchanged by the exchange price of $1000.00, or such exchange price as adjusted from time to time as provided in the Indenture, or to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $53.00 or such conversion price as adjusted from time to time as provided in the Indenture, in either case, upon surrender of this Note, together with any conversion or exchange notice, as the case may be, as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion or exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. In the case of any exchange, dividends on the Preferred Stock issuable upon such exchange will commence to accrue as of the most recent date as of which interest has been paid, or duly provided for, on the Notes unless no interest has been paid or duly provided for on the Notes, in which case from ____________, 1995 and no further adjustment will be made with regard to interest due on the Note, or portions thereof, so exchanged. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion or exchange during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Note (unless it or the portion being converted or exchanged shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted or exchanged. No fractional shares will be issued upon any conversion or exchange, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion or exchange.

                    Any Notes called for redemption, unless surrendered for exchange or conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes in an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock or exchange them for Preferred Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

                    Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                    The Company, the Trustee, any authenticating agent, any paying agent, exchange or any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the exchange or conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other exchange or conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

                    No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                    Terms used in this Note and defined in the Indenture are used herein as therein defined.


                                   ABBREVIATIONS

               The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common     UNIF GIFT MIN ACT
          TEN ENT - as tenants by the        ____________________ Custodian
                    entireties                    (Cust)
          JT TEN  - as joint tenants with    ____________________ under
                    right of survivorship         (minor)
                    and not as tenants in
                    common
                                             Uniform Gifts to
                                             minors Act ___________________
                                                            (State)

          Additional abbreviations may also be used though not in the above list.


                              [FORM OF CONVERSION NOTICE]

                                   CONVERSION NOTICE

          TO:  SoftKey International Inc.

                    The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock, par value $.01 per share, of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

          Dated: _______________________

                                        __________________________________

                                        __________________________________
                                        Signature(s)

          Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

          _____________________________________
          Signature Guarantee

          Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

          _______________________________
          (Name)

          _______________________________
          (Street Address)

          _______________________________
          (City, State and Zip Code)

          Please print name and address

                                                  __________________________
                                                  Social Security or other
                                                  Taxpayer Identification
                                                  Number

                                                  Principal amount to be
                                                  converted (if less than
                                                  all) $___________________



                               [FORM OF EXCHANGE NOTICE]
                                    EXCHANGE NOTICE

          TO:  SoftKey International Inc.

               The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Preferred Stock, par value $.01 per share, of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such exchange, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

          Dated: ___________

                                                       ____________________

                                                       ____________________
                                                       Signature(s)

          Signature(s) must be guaranteed by an eligible Guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Preferred Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

          _____________________________________
          Signature Guarantee


          Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

          _______________________________
          (Name)

          _______________________________
          (Street Address)

          _______________________________
          (City, State and Zip Code)

          Please print name and address

                                                  __________________________
                                                  Social Security or other
                                                  Taxpayer Identification
                                                  Number

                                                  Principal amount to be
                                                  exchanged (if less than
                                                  all) $______________



                          [FORM OF OPTION TO ELECT REPAYMENT
                               UPON A CHANGE OF CONTROL]

          To:  SoftKey International Inc.

                    The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SoftKey International Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest to such date, to the registered holder hereof.

          Dated:________________                  ____________________

                                                  ____________________
                                                  Signature(s)

                                                  ____________________
                                                  Social Security or Other
                                                  Taxpayer Identification
                                                  Number

                                                  Principal amount to be
                                                  repaid (if less than all):
                                                  $___________________




           (FORM OF ASSIGNMENT)

                    For value received _________________________ hereby
          sell(s), assign(s) and transfer(s) unto ___________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

                    In connection with any transfer of the within Note (or any issuance of shares of Common Stock, par value $.Ol per share, or shares of Preferred Stock, par value $.01 per share, of SoftKey International Inc. upon conversion or exchange of the within Note) occurring prior to the third anniversary of the date of original issuance of such Note, the undersigned confirms that such Note (or shares of Common Stock or Preferred Stock, as the case may be) are being transferred:

          ( )  To SoftKey International Inc. or a subsidiary thereof; or

          ( ) Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          ( ) To an institutional Accredited investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

          ( ) Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

          ( ) Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

                    Unless one of the boxes above is checked, the Trustee will refuse to register any of the within Notes (or such shares of Common Stock or Preferred Stock, as the case may be) in the name of any person other than the registered holder thereof (or hereof); provided, however, that the Trustee may, in its sole discretion, register the transfer of such Notes (or such shares of Common Stock or Preferred Stock, as the case may be) if it has received such certifications, legal opinions and/or other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                    In addition, if the transferee is an institutional accredited investor or a purchaser who is not a U.S. person, the holder must furnish to the Trustee (i) in the case of an institutional accredited investor, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby and (ii) such other certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.



          Dated: ________________

          _______________________

          _______________________
          Signature(s)

          Signature(s) must be
          guaranteed by an eligible
          Guarantor institution (banks,
          stock brokers, savings and
          loan associations and credit
          unions) with membership in an
          approved signature guarantee
          medallion program pursuant to
          Securities and Exchange
          Commission Rule 17Ad-15.

          _______________________
          Signature Guarantee

          NOTICE: The signature on the conversion notice or the exchange notice, the option to elect payment upon a Change of Control or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.



                            EXHIBIT B - FORM OF GLOBAL NOTE

          [FORM OF FACE OF NOTE]

          No. A-1                                    $____________________
                                                     CUSIP_______________

          SOFTKEY INTERNATIONAL INC.

                    5 1/2% Senior Convertible/Exchangeable Note Due 2000

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH SOFTKEY INTERNATIONAL INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C),
               (D) OR (E) ABOVE, THE HOLDER MUST PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                    SOFTKEY INTERNATIONAL INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to _________________________
          ____________________________________________________________
          ____________________________________________________________, or
          registered assigns, the principal sum of __________________
          ___________________________________________________________
          Dollars (subject to adjustment as set forth in the next paragraph hereof) on November 1, 2000, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 of each year, commencing May 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the May 1 or November 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from ___________, 1995, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 15 or October 15, as the case may be, and before the following May 1 or November 1 other than October 15, 1995, this Note shall bear interest from such May 1 or November 1, respectively; provided, however, that if the Company shall default in the payment of interest due on such May 1 or November 1, then this Note shall bear interest from the next preceding May 1 or November 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from __________, 1995. The interest so payable on any May 1 or November 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the April 15 or October 15 (whether or not a Business
          Day) next preceding such May 1 or November 1, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

               The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Note in global form for definitive Notes or exchanges of definitive Notes for a part of this Note in global form or exchanges or conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form or transfers of definitive Notes in return for a part of this Note in global form or transfers of a part of this Note in global form effected by delivery of definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers on the last page hereof. Notwithstanding any provision of this Note to the contrary, (i) exchanges of a part of this Note in global form for definitive Notes, (ii) exchanges of definitive Notes for a part of this Note in global form, (iii) conversions, exchanges or redemptions of a part of this Note in global form, (iv) cancellations of a part of this Note in global form, (v) transfers of definitive Notes in return for a part of this Note in global form and (vi) transfers of a part of this Note in global form effected by delivery of definitive Notes may be effected without the surrendering of this
          Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in global form resulting therefrom or as a consequence thereof.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock and exchange this Note for Preferred Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                        SOFTKEY INTERNATIONAL INC.

                                        By:________________________________
                                           Name:
                                           Title:

          Dated: _______________________

          Attest:

          ______________________________
                    Secretary




          [FORM OF CERTIFICATE AUTHENTICATION]

          CERTIFICATE OF AUTHENTICATION

               This is one of the Notes Described in the within-named
          Indenture.

                                           STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee

                                           By: _____________________________
                                               Authorized Officer
                                               As Authenticating Agent
                                               (if different from Trustee)

                                           By: _____________________________
                                               Authorized Officer



          [FORM OF REVERSE OF NOTE]

          SoftKey International Inc.

          5 1/2% Senior Convertible/Exchangeable Note Due 2000

               This Note is one of a duly authorized issue of Notes of the Company, designated as its 5 1/2% Senior Convertible/Exchangeable Notes due 2000 (herein called the "Notes"), limited to the aggregate principal amount of $150,000,000 all issued or to be issued under and pursuant to an Indenture dated as of __________, 1995 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations to rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to redeem the Notes at the option of the holders upon the occurrence of a Change of Control or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes or impair the right to exchange the Notes for Preferred Stock or to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Sections 15.6 and 17.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to exchange the Notes for Preferred Stock or to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provision of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

               Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

               The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

               The Notes will not be redeemable at the option of the Company prior to November 2, 1998. On or after such date and prior to maturity the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption.

          If redeemed during the 12-month period beginning:

                    Date                          Percentage

                    November 2, 1998                102.2%
                    November 1, 1999                101.1%

          and 100% at November 1, 2000; provided that if the date fixed for redemption is a May 1 or November 1, then the interest payable on such date shall be paid to the holder of record on the next preceding April 15 or October 15, respectively.

                    If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

                    Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on November 1, 2000, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), exchange the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Preferred Stock obtained by dividing the principal amount of this Note, or portion thereof to be exchanged, by the exchange price of $1000.00 or such exchange price as adjusted from time to time as provided in the Indenture, or to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $53.00 or such conversion price as adjusted from time to time as provided in the Indenture, in either case, upon surrender of this Note, together with an exchange notice or a conversion notice, as the case may be, as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion or exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by the holder or by his duly authorized attorney. In the case of any exchange, dividends on the Preferred Stock issuable upon such exchange will commence to accrue as of the most recent date as of which interest has been paid, or duly provided for, on the Notes unless no interest has been paid or duly provided for on the Notes, in which case from ____________, 1995 and no further adjustment will be made with regard to interest due on the Note, or portions thereof, so exchanged. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion or exchange during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Note (unless it or the portion being converted or exchanged shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted or exchanged. No fractional shares will be issued upon any conversion or exchange, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion or exchange.

               Any Notes called for redemption, unless surrendered for conversion or exchange on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock or exchange them for Preferred Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

               Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company, the Trustee, any authenticating agent, any paying agent, any exchange or conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the exchange or conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other exchange or conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

               No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               Terms used in this Note and defined in the Indenture are used herein as therein defined.




                              [FORM OF CONVERSION NOTICE]

                                   CONVERSION NOTICE

          TO:  SoftKey International Inc.

                    The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock, par value $.01 per share, of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

          Dated: _______________________

                                        __________________________________

                                        __________________________________
                                        Signature(s)

          Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

          _____________________________________
          Signature Guarantee


          Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

          _______________________________
          (Name)

          _______________________________
          (Street Address)

          _______________________________
          (City, State and Zip Code)

          Please print name and address

                                                  __________________________
                                                  Social Security or other
                                                  Taxpayer Identification
                                                  Number

                                                  Principal amount to be
                                                  converted (if less than
                                                  all) $___________________


          [FORM OF EXCHANGE NOTICE)

          EXCHANGE NOTICE

               To:   SoftKey International Inc.

                    The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Preferred Stock, par value $.01 per share, of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such exchange, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

          Dated:



          _________________________________
          Signature(s)

          Signature(s) must be guaranteed by an eligible Guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

          ________________________________
          Signature Guarantee


          Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

          _______________________________
          (Name)

          _______________________________
          (Street Address)

          _______________________________
          (City, State and Zip Code)

          Please print name and address

                                                  __________________________
                                                  Social Security or other
                                                  Taxpayer Identification
                                                  Number

                                                  Principal amount to be
                                                  exchanged (if less than
                                                  all) $___________________



          [FORM OF OPTION TO ELECT REPAYMENT]
          UPON A CHANGE OF CONTROL)

     To:  SoftKey International Inc.

               The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SoftKey International Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest to such date, to the registered holder hereof.

          Dated:________________________

                                        ___________________________________

                                        ___________________________________
                                        Signature(s)

                                        ___________________________________
                                        Social Security or Other Taxpayer
                                        Identification Number

                                        ___________________________________
                                        Principal amount to be repaid (if
                                        less than all): $__________________



                                       EXHIBIT C

                                       [FORM OF
                              CERTIFICATE OF DESIGNATION]






                              SOFTKEY INTERNATIONAL INC.

                                         AND

                             STATE STREET BANK AND TRUST COMPANY

                                        TRUSTEE

                                        INDENTURE

                              DATED AS OF _____________, 1995

                    5 1/2% SENIOR CONVERTIBLE/EXCHANGEABLE NOTES DUE 2000





                                   TABLE OF CONTENTS

          ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . .  2

               Section 1.1  Definitions . . . . . . . . . . . . . . . . .  2

          ARTICLE II - ISSUE, DESCRIPTION, EXECUTION, REGISTRATIONAND
               EXCHANGE OF NOTES  . . . . . . . . . . . . . . . . . . . .  7

               Section 2.1 Designation, Amount and Issue of Notes . . . .  7
               Section 2.2 Form of Notes  . . . . . . . . . . . . . . . .  8
               Section 2.3  Date and Denomination of Notes;
                    Payments of Interest  . . . . . . . . . . . . . . . .  8
               Section 2.4  Execution of Notes  . . . . . . . . . . . . . 10
               Section 2.5  Exchange and Registration of Transfer
                    of Notes; Restrictions on Transfer; Depositary  . . . 11
               Section 2.6   Mutilated, Destroyed, Lost or Stolen
                    Notes . . . . . . . . . . . . . . . . . . . . . . . . 19
               Section 2.7  Temporary Notes . . . . . . . . . . . . . . . 20
               Section 2.8  Cancellation of Notes Paid, Etc . . . . . . . 20
               Section 2.9  Ranking . . . . . . . . . . . . . . . . . . . 21

          ARTICLE III - REDEMPTION OF NOTES . . . . . . . . . . . . . . . 21

               Section 3.1  Redemption Prices . . . . . . . . . . . . . . 21
               Section 3.2  Notice of Redemption, Selection of Notes  . . 21
               Section 3.3  Payment of Notes Called for Redemption  . . . 23
               Section 3.4  Conversion/Exchange Arrangement on
                    Call for Redemption . . . . . . . . . . . . . . . . . 24
               Section 3.5  Purchase of Notes Upon a Change of Control  . 25

          ARTICLE IV - [RESERVED] . . . . . . . . . . . . . . . . . . . . 26

          ARTICLE V - PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . 26

               Section 5.1  Payment of Principal, Premium and Interest  . 26
               Section 5.2  Maintenance of Office or Agency . . . . . . . 26
               Section 5.3  Appointments to Fill Vacancies in
                    Trustee's office  . . . . . . . . . . . . . . . . . . 27
               Section 5.4  Provisions as to Paying Agent . . . . . . . . 27
               Section 5.5  Corporate Existence . . . . . . . . . . . . . 28
               Section 5.6  Rule 144A Information Requirement . . . . . . 28
               Section 5.7  Stay, Extension and Usury Laws  . . . . . . . 29
               Section 5.8  Amendments to Series C Preferred Stock  . . . 29

          ARTICLE VI - NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY  . . 29

               Section 6.1  Noteholders' Lists  . . . . . . . . . . . . . 29
               Section 6.2  Reports by Company  . . . . . . . . . . . . . 29

          ARTICLE VII - DEFAULTS AND REMEDIES . . . . . . . . . . . . . . 30

               Section 7.1  Events of Default . . . . . . . . . . . . . . 30
               Section 7.2  Payments of Notes on Default; Suit
                    Therefor  . . . . . . . . . . . . . . . . . . . . . . 32
               Section 7.3  Application of Monies Collected by Trustee  . 34
               Section 7.4  Proceedings by Noteholder . . . . . . . . . . 35
               Section 7.5  Proceedings by Trustee  . . . . . . . . . . . 36
               Section 7.6  Remedies Cumulative and Continuing  . . . . . 36
               Section 7.7  Direction of Proceedings and Waiver
                    of Defaults by Majority of Noteholders  . . . . . . . 37
               Section 7.8  Notice of Defaults  . . . . . . . . . . . . . 37
               Section 7.9  Undertaking to Pay Costs  . . . . . . . . . . 37

          ARTICLE VIII - CONCERNING THE TRUSTEE . . . . . . . . . . . . . 38

               Section 8.1  Duties and Responsibilities of Trustee  . . . 38
               Section 8.2  Reliance on Documents, Opinions, Etc  . . . . 39
               Section 8.3  No Responsibility for Recitals, Etc . . . . . 40
               Section 8.4  Trustee, Paying Agents, Exchange Agents,
                    Conversion Agents or Registrar May own Notes  . . . . 40
               Section 8.5  Monies to Be Held in Trust  . . . . . . . . . 41
               Section 8.6  Compensation and Expenses of Trustee  . . . . 41
               Section 8.7  Officers' Certificate as Evidence . . . . . . 41
               Section 8.8  Conflicting Interests of Trustee  . . . . . . 42
               Section 8.9  Eligibility of Trustee  . . . . . . . . . . . 42
               Section 8.10  Resignation or Removal of Trustee  . . . . . 42
               Section 8.11  Acceptance by Successor Trustee  . . . . . . 43
               Section 8.12  Successor, by Merger, Etc  . . . . . . . . . 44
               Section 8.13  Limitation on Rights of Trustee as
                    Creditor  . . . . . . . . . . . . . . . . . . . . . . 44

          ARTICLE IX - CONCERNING THE NOTEHOLDERS . . . . . . . . . . . . 45

               Section 9.1  Action by Noteholders . . . . . . . . . . . . 45
               Section 9.2  Proof of Execution by Noteholders . . . . . . 45
               Section 9.3  Who Are Deemed Absolute Owners  . . . . . . . 45
               Section 9.4  Company-Owned Notes Disregarded . . . . . . . 46
               Section 9.5  Revocation of Consents, Future
                    Holders Bound . . . . . . . . . . . . . . . . . . . . 47
          ARTICLE X - NOTEHOLDERS MEETINGS  . . . . . . . . . . . . . . . 47

               Section 10.1  Purposes for Which Meetings May be Called  . 47
               Section 10.2  Manner of Calling Meetings; Record Date  . . 47
               Section 10.3  Call of Meeting by Company or Noteholders  . 48
               Section 10.4  Who may Attend and Vote at Meetings  . . . . 48
               Section 10.5  Manner of Voting at Meetings and
                    Record to be Kept . . . . . . . . . . . . . . . . . . 48
               Section 10.6  Exercise of Rights of Trustee and
                    Noteholders not to be Hindered or delayed . . . . . . 49

          ARTICLE XI - SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . 49

               Section 11.1  Supplemental Indentures Without
                    Consent of Noteholders  . . . . . . . . . . . . . . . 49
               Section 11.2  Supplemental Indentures with Consent of
                    Noteholders . . . . . . . . . . . . . . . . . . . . . 51
               Section 11.3  Effect of Supplemental Indentures  . . . . . 52
               Section 11.4  Notation on Notes  . . . . . . . . . . . . . 52
               Section 11.5  Evidence of Compliance of Supplemental
                    Indenture to be Furnished Trustee . . . . . . . . . . 52

          ARTICLE XII - CONSOLIDATION, MERGER, SALE, CONVEYANCE,TRANSFER AND
               LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . 53

               Section 12.1  Company May Consolidate, Etc. on
                    Certain Terms . . . . . . . . . . . . . . . . . . . . 53
               Section 12.2  Successor Company to Be Substituted  . . . . 53
               Section 12.3  Opinion of Counsel to Be Given Trustee . . . 54

          ARTICLE XIII - SATISFACTION AND DISCHARGE OF INDENTURE;UNCLAIMED
               MONEYS . . . . . . . . . . . . . . . . . . . . . . . . . . 54

               Section 13.1  Legal Defeasance and Covenant
                    Defeasance of the Notes . . . . . . . . . . . . . . . 54
               Section 13.2  Termination of Obligations upon
                    Cancellation of the Notes . . . . . . . . . . . . . . 57
               Section 13.3  Survival of Certain Obligations  . . . . . . 57
               Section 13.4  Acknowledgment of Discharge by Trustee . . . 58
               Section 13.5  Application of Trust Assets  . . . . . . . . 58
               Section 13.6  Repayment to the Company; Unclaimed Money  . 58
               Section 13.7  Reinstatement  . . . . . . . . . . . . . . . 59

          ARTICLE XIV - IMMUNITY OF INCORPORATORS, STOCKHOLDERS,OFFICERS AND
               DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . 59

               Section 14.1  Indenture and Notes Solely Corporate
                    Obligations . . . . . . . . . . . . . . . . . . . . . 59

          ARTICLE XV - CONVERSION OF NOTES  . . . . . . . . . . . . . . . 59

               Section 15.1  Right to Convert . . . . . . . . . . . . . . 59
               Section 15.2  Exercise of Conversion Privilege;
                    Issuance of Common Stock on Conversion;
                    No Adjustment for Interest or Dividends . . . . . . . 60
               Section 15.3  Cash Payments in Lieu of Fractional
                    Shares  . . . . . . . . . . . . . . . . . . . . . . . 62
               Section 15.4  Conversion Price . . . . . . . . . . . . . . 62
               Section 15.5  Adjustment of Conversion Price . . . . . . . 62
               Section 15.6  Effect of Reclassification,
                    Consolidation, Merger or Sale . . . . . . . . . . . . 72
               Section 15.7  Transfer or Similar Taxes on Shares Issued . 73
               Section 15.8  Reservation of Shares; Shares to Be
                    Fully Paid; Listing of Common Stock . . . . . . . . . 73
               Section 15.9  Responsibility of Trustee  . . . . . . . . . 74
               Section 15.10  Notice to Holders Prior to Certain
                    Actions . . . . . . . . . . . . . . . . . . . . . . . 74

          ARTICLE XVI - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . 75

               Section 16.1  Provisions Binding on Company's
                    Successors  . . . . . . . . . . . . . . . . . . . . . 75
               Section 16.2  Official Acts by Successor Company . . . . . 75
               Section 16.3  Addresses for Notices, Etc . . . . . . . . . 75
               Section 16.4  Governing Law  . . . . . . . . . . . . . . . 76
               Section 16.5  Evidence of Compliance with Conditions
                    Precedent; Certificates to Trustee  . . . . . . . . . 76
               Section 16.6  Legal Holidays . . . . . . . . . . . . . . . 77
               Section 16.7  No Security Interest Created . . . . . . . . 77
               Section 16.8  Trust Indenture Act  . . . . . . . . . . . . 77
               Section 16.9  Benefits of Indenture  . . . . . . . . . . . 77
               Section 16.10  Table of Contents, Headings Etc . . . . . . 77
               Section 16.11  Authenticating Agent  . . . . . . . . . . . 77
               Section 16.12  Execution in Counterparts . . . . . . . . . 78
               Section 16.13  Pooling of Interests  . . . . . . . . . . . 78

          ARTICLE XVII - EXCHANGE OF NOTES  . . . . . . . . . . . . . . . 79

               Section 17.1  Right to Exchange  . . . . . . . . . . . . . 79
               Section 17.2  Exercise of Exchange Privilege;
                    Issuance of Preferred Stock on Exchange;
                    Adjustment for Interest or Dividends  . . . . . . . . 79
               Section 17.3  Cash Payments in Lieu of Fractional Shares . 81
               Section 17.4  Exchange Price . . . . . . . . . . . . . . . 81
               Section 17.5  Adjustment of Exchange Price . . . . . . . . 81
               Section 17.6  Effect of Reclassification, Consolidation,
                    Merger or Sale  . . . . . . . . . . . . . . . . . . . 83
               Section 17.7  Transfer or Similar Taxes on Shares Issued . 84
               Section 17.8  Reservation of Stock; Shares to Be
                    Fully Paid; Listing of Preferred Stock  . . . . . . . 84
               Section 17.9  Responsibility of Trustee  . . . . . . . . . 85
               Section 17.10  Notice to Holders Prior to Certain
                    Actions . . . . . . . . . . . . . . . . . . . . . . . 86

               EXHIBIT A - FORM OF DEFINITIVE NOTE  . . . . . . . . . . . 88
               CERTIFICATE OF AUTHENTICATION  . . . . . . . . . . . . . . 91
               ABBREVIATIONS  . . . . . . . . . . . . . . . . . . . . . . 96
               FORM OF CONVERSION NOTICE] CONVERSION NOTICE . . . . . . . 97
               FORM OF EXCHANGE NOTICE] EXCHANGE NOTICE . . . . . . . . . 99
               OPTION TO ELECT REPAYMENT UPON A CHANGE OF CONTROL . . .  101
               FORM OF ASSIGNMENT . . . . . . . . . . . . . . . . . . .  102
               EXHIBIT B - FORM OF GLOBAL NOTE  . . . . . . . . . . . .  104
               FORM OF CERTIFICATE AUTHENTICATION . . . . . . . . . . .  108
               FORM OF REVERSE OF NOTE  . . . . . . . . . . . . . . . .  109
               CONVERSION NOTICE  . . . . . . . . . . . . . . . . . . .  114
               FORM OF EXCHANGE NOTICE  . . . . . . . . . . . . . . . .  116
               FORM OF OPTION TO ELECT REPAYMENT] UPON
                    A CHANGE OF CONTROL . . . . . . . . . . . . . . . .  118
               EXHIBIT C FORM OF CERTIFICATE OF DESIGNATION . . . . . .  119


____________________________________________________________________________




                  SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER 30, 1995

                                 BY AND AMONG

                                TRIBUNE COMPANY

                                    AND

                          SOFTKEY INTERNATIONAL INC.


              SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT

               This SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT
     (this "Agreement") is made and entered into as of November 30, 1995 by and among SOFTKEY INTERNATIONAL INC., a Delaware corporation (the "Company"), and TRIBUNE COMPANY, a Delaware corporation (the "Purchaser"), which Purchaser (i) has agreed to purchase from the Company $150,000,000 principal amount of 51/2% Senior Convertible/ Exchangeable Notes due 2000 (the "Notes") pursuant to the Purchase Agreement (as defined below) and (ii)
          will acquire shares of Common Stock (as defined below) pursuant to the Merger Agreement (as defined below).

               This Agreement is made pursuant to (i) the Securities Purchase Agreement dated as of November 30, 1995 (the "Purchase Agreement") by and among the Company and the Purchaser and (ii) the Agreement and Plan of Merger dated as of November 30, 1995 providing for two separate reverse subsidiary mergers of wholly owned subsidiaries of the Company with and into wholly owned subsidiaries of the Purchaser (the "Merger Agreement"). In order to induce the Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is provided for in the Purchase Agreement.

               The parties hereby agree as follows:

     SECTION 1.  DEFINITIONS

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               Act:  Securities Act of 1933, as amended.
               Agreement:  As defined in the preamble hereto.

               Broker-Dealer: Any broker or dealer registered under the Exchange Act (as hereinafter defined).

               Certificate of Designation:  The Certificate of
     Designation for the Preferred Shares.

               Closing Date: The earliest to occur of (a) the closing of the transactions contemplated by the Merger Agreement and (b) the purchase and sale of the Notes to the Purchaser.

               Commission:  Securities and Exchange Commission.

               Common Stock: Common Stock of the Company, par value $.01 per share.

               Company:  As defined in the preamble hereto.

               Effectiveness Target Date: As defined in Section 3 hereof.

               Exchange Act: Securities Exchange Act of 1934, as amended.
               Exempt Resales: Any transaction exempt from the registration requirements of the Act in which the Purchaser sells the Notes, including without limitation sales (i) to "qualified institutional buyers," as such term is defined in Rule 144A under the Act ("QIBs"), (ii) to institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States, to certain persons in offshore transactions in reliance on Regulation S under the Act.

               Holder:  As defined in Section 2(b) hereof.

               Indemnified Holder:  As defined in Section 6(a) hereof.

               Indenture: The Indenture by and among the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture as amended, modified or supplemented from time to time in accordance with the terms thereof.

               Interest Payment Date: As defined in the Indenture and the Notes.

               NASD:  National Association of Securities Dealers, Inc.

               Person: An individual, partnership, corporation, trust, unincorporated organization or a government, agency or political subdivision thereof.

               Preferred Shares:  The Company's 51/2% Series C
     Convertible Preferred Stock into which the Notes are exchangeable at the option of the Holders thereof.

               Prospectus: The prospectus included in the Registration Statement, as amended or supplemented including without limitation by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

               Purchase Agreement:  As defined in the preamble hereto.

               Purchaser:  As defined in the preamble hereto.

               Registrable Securities: As defined in Section 3(a)(i) hereto.

               Registration Statement: The continuous registration statement of the Company which is filed pursuant to Rule 415 under the Act, including the Prospectus included therein, all amendments and supplements thereto (including any post-effective amendments) and all exhibits and material incorporated by reference therein.

               Shelf Filing Deadline:  As defined to Section 3 hereof.

               TIA:  The Trust Indenture Act of 1939 (15 U.S.C.
     Section 77aaa-77bbbb), as amended and in effect on the date of the Indenture.

               Transfer Restricted Securities: Each Note, each Preferred Share and each share of Common Stock (i) issuable upon conversion of the Notes or Preferred Shares and (ii) issuable to Purchaser under the Merger Agreement held by the Purchaser or, except in the case of shares of Common Stock issuable to Purchaser under the Merger Agreement, its transferee until the date on which such Note, Preferred Share or share of Common Stock, as the case may be, has been registered under the Act and disposed of in accordance with an effective Registration Statement.

               Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

               (a) Transfer Restricted Securities: The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities and, more particularly, the Registrable Securities.
               (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities of record.

     SECTION 3. REGISTRATION

               (a)  Shelf Registration.  The Company hereby agrees to:

               (i) use its best efforts to file or cause to be filed the Registration Statement on or prior to the 90th day after the Closing Date (the "Shelf Filing Deadline"), which Registration Statement shall provide for resales of all Transfer Restricted Securities except (A) Transfer Restricted Securities held by transferees of any Holder who or which becomes a Holder after the Registration Statement is declared effective and (B) Transfer Restricted Securities held by the transferee of any Holder who or which holds less than $5,000,000 in principal amount of the Notes or the equivalent (on an "as exchanged" or "as converted" basis) in Preferred Shares or shares of Common Stock (such Transfer Restricted Securities being hereinafter referred to as the "Registrable Securities"), provided that the Holders thereof shall have provided the information required pursuant to
          Section 3(b) hereof; and

               (ii) use all reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable after the Closing Date (the "Effectiveness Target Date").

     Subject to any notice by the Company in accordance with Section 4(b) hereof of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 3(a) and to ensure that the Registration Statement conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time thereunder for a period of at least three years following the Closing Date.

               (b) Certificated Securities; Provision by Holders of Certain Information in Connection with the Registration Statement. No Holder of Registrable Securities may include any of its Transfer Restricted Securities in the Registration Statement pursuant to this Agreement unless (i) such Holder holds such Transfer Restricted Securities in the form of physical certificates and (ii) until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Registration Statement or any Prospectus or preliminary Prospectus included therein. In connection with all such requests for information from Holders of Registrable Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     SECTION 4.  REGISTRATION PROCEDURES

               (a) In connection with the Registration Statement, the Company shall comply with all the provisions of Section 4(b) below and shall use all reasonable efforts to effect such registration to permit the resale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof.

               (b) In connection with the Registration Statement and any Prospectus required by this Agreement, the Company shall:

               (i) subject to Section 4(b)(xv) hereof, use all reasonable efforts to keep the Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement correcting any such misstatement or omission, and, in the case of either clause
          (A) or (B), except as set forth in Section 4(b)(xv) below, use all reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
          Section 3 hereof, or such shorter period as will terminate when all Registrable Securities covered by the Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Act and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling
          Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any which would require additional disclosure of material, nonpublic information by the Company in the Registration Statement as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Commission requirements) that makes untrue any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) furnish to each of the selling Holders, upon request, and to each of the underwriter(s), if any, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein and any amendments or supplements thereto (including all documents incorporated by reference prior to the effectiveness of the Registration Statement), which documents, other than documents incorporated by reference, will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company shall not file the Registration Statement or Prospectus or any amendment or supplement to the Registration Statement or Prospectus to which a selling Holder of Registrable Securities covered by the Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; a selling Holder or underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v) if practicable, promptly prior to the filing of any document that is to be incorporated by reference into the Registration Statement or Prospectus subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the selling Holders, if requested, and to the underwriter(s), if any, make representatives of the Company available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

               (vi) make available at reasonable times for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to the Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Holder, underwriters, attorney or accountant in connection with the Registration Statement subsequent to the filing thereof and prior to its effectiveness;

               (vii) if requested by any selling Holders or the underwriters, if any, promptly incorporate in the Registration Statement or any Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (viii) cause the Notes or Preferred Shares covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes, in the case of the Notes, or a majority of the Preferred Shares, in the case of the Preferred Shares, or the underwriter(s) for any Underwritten Offering of such Notes or Preferred Shares, if any;

               (ix)  [Intentionally omitted]

               (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of each Prospectus (including each preliminary prospectus intended for public distribution) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of each Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by any Prospectus or any amendment or supplement thereto;

               (xi) enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and, subject to Section 4(b)(xv) hereof, take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Purchaser or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to the Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                    (A) furnish to the Purchaser, each selling Holder and each underwriter, if any (including any Broker-Dealer who may be deemed to be an underwriter), officers' certificates, legal opinions and comfort letters, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Registration Statement;

                    (B) set forth in full or incorporate by reference
               in the underwriting agreement, if any, indemnification provisions and procedures substantially in the form of those set forth in Section 6 hereof with respect to all parties required to be indemnified pursuant to said
               Section 6; and

                    (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

               (xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Registrable Securities made by such underwriter(s);

               (xiv) use all reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (xii) above;

               (xv) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in clause (b)(iii)(D) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which it was made, to make the statements therein not misleading, provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and provided further however, that, in the event of a material business transaction (including without limitation pending negotiations relating to such transaction) which based upon the advice of outside counsel reasonably acceptable to the Purchaser, would require disclosure by the Company in the Registration Statement of material, nonpublic information which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances and such business purpose continue to exist (provided that such period may not exceed 120 days in any calendar year), the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder;

               (xvi)  provide a CUSIP number for all Transfer
          Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer
          Restricted Securities which are in a form eligible for deposit with The Depositary Trust Company;

               (xvii) cooperate in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use all reasonable efforts to cause the Registration Statement to become effective and be approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Transfer Restricted Securities;

               (xviii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter, as applicable, commencing after the effective date of the Registration Statement;

               (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement, and, in connection therewith: cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

               (xx) cause all Registrable Securities covered by the Registration Statement to be listed on any securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes, the Holders of a majority of shares of the Preferred Shares, or the managing underwriter(s), if any; and

               (xxi) provide promptly to each Holder upon request any document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

             Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the "Advice) by the Company that the use of the Prospectus may be resumed, and, has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
     Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(b)(xv) hereof or shall have received the Advice.

             Each Holder, by acquisition of a Transfer Restricted Security, agrees that, to the extent that (A) such Holder is deemed to be an "affiliate" of the Company for purposes of the Securities Act or Accounting Series 130 and 135 of the Commission and (B) (i) the Company has entered into a business combination transaction intended to be accounted for as a pooling of interests and (ii) such accounting treatment requires affiliates of the Company to not dispose of or otherwise reduce such affiliate's risk with respect to any Common Stock of the Company during the period beginning 30 days prior to the effective date of the transaction and until after such time as results covering at least 30 days of combined operations of the combined entity have been published, such Holder shall deliver to the Company an "affiliate letter" in reasonable and customary form and reasonably satisfactory to the Company.

     SECTION 5. REGISTRATION EXPENSES

             (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the
     NASD); (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of any certificates evidencing the Notes and Preferred Shares and printing of Prospectuses), messenger and delivery services and telephone charges; (iv) all fees and disbursements of counsel for the Company and, as provided for in Section 5(b) below, the Holders of Registrable Securities; (v) all application and filing fees in connection with listing any securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

             The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

             (b) In connection with the Registration Statement required by this Agreement, the Company agrees to reimburse the Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Sidley & Austin or such other counsel as may be chosen by the Holders of a majority in principal amount or a majority of the shares of the Registrable Securities for whose benefit the Registration Statement is being prepared.

     SECTION 6. INDEMNIFICATION

             (a)  The Company agrees to indemnify and hold harmless
     (i)each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses ("Losses") (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or any Indemnified Holder.

             (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, provided, however, that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Holders or (ii) the named parties to any such action (including impleaded parties) include such Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided further that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Holders, in connection with any action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected with its prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with its written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

             (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder for use in the Registration Statement or any Prospectus. In case any action or proceeding shall be brought against any of the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Holder by the proceeding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities registered pursuant to provisions hereof giving rise to such indemnification obligation.

             (d) If the indemnification provided for in this Section 6 is unavailable to a party entitled to indemnification in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the indemnified Holder on the other in connection with the statements or omissions which resulted in the Losses as well as any relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party.

             The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

     SECTION 7. RULE 144A

             The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Act in order to permit offers and sales of such Transfer Restricted Securities pursuant to Rule 144A.

     SECTION 8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

             No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     SECTION 9. SELECTION OF UNDERWRITERS

             The Holders of Registrable Securities covered by the Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or a majority of the shares of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 10. MISCELLANEOUS

              (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

              (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount or a majority of the shares of Transfer Restricted Securities.

              (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight deliver;

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii)  if to the Company:

                         SoftKey International Inc.
                         One Athenaeum Street
                         Cambridge, Massachusetts 02142
                         Attention:  General Counsel

                    with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         One Beacon Street, 31st Floor
                         Boston, Massachusetts 02108
                         Attention:  Louis A. Goodman

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

               Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

               (e) Successors and Assigns. This Agreement shall, to the extent provided for herein, inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

               (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

               (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

               (j) Entire Agreement. This Agreement, together with the other Transaction Documents (as defined in the Purchase Agreement) and the Merger Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       SOFTKEY INTERNATIONAL INC.

                                       By:_______________________
                                          Name:
                                          Title:

                                       TRIBUNE COMPANY

                                       By:_______________________
                                          Name:
                                          Title:



____________________________________________________________________________


                                                            EXHIBIT C

                         SoftKey International Inc.

                         CERTIFICATE OF DESIGNATION
                       OF 5-1/2% SERIES C CONVERTIBLE
                 PREFERRED STOCK SETTING FORTH THE POWERS,
                    PREFERENCES, RIGHTS, QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF
                       SUCH SERIES OF PREFERRED STOCK

               Pursuant to Section 151 of the General Corporation Law of the State of Delaware, SoftKey International Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

               That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Directors") by Article
     4.2.2 of the Restated Certificate of Incorporation of the Company, as amended, and in accordance with the provisions of
     Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on ___________, 1995, adopted the following resolution authorizing and creating a series of Preferred Stock designated as 5-1/2% Series C Convertible Preferred Stock:

               RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Company is hereby authorized and created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

               Section 1.  Designation and Number.

               Section 1.1 Designation. The shares of such series shall be designated as "5-1/2% Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock hereby authorized shall be 150,000 shares.

               Section 1.2 Priority. The Series C Preferred Stock shall, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up,
     (i) rank prior to the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and (ii) rank on a parity with any other series of Preferred Stock hereinafter issued by the Company.

               Section 2.  Dividends and Distributions.

               Section 2.1 Dividends. The holders of shares of Series C Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends in the amount per share equal to 5-1/2% per annum of the Liquidation Preference (as defined herein) of such share payable or accrued semi-annually on May 1 and November 1 in each year commencing May 1, 1996 (each such date a "Dividend Payment Date") to the persons in whose names the Series C Preferred Stock is registered at the close of business on the April 15 and October 15 immediately preceding such Dividend Payment Date, as the case may be. Such dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issuance of such shares of Series C Preferred Stock; provided, in the case of any Series C Preferred Stock issued upon exchange for the Company's $150 million principal amount of 5-1/2% Senior Convertible/Exchangeable Notes due 2000 (the "Notes"), such dividend shall begin to accrue and accumulate from the date on which interest was last paid or duly provided for on such Notes, or if no interest has been paid or duly provided for prior to the date of such exchange, from __________, 1995. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on the Series C Preferred Stock shall accrue on a daily basis whether or not funds shall be legally available for the payment thereof. Accrued but unpaid dividends on the Series C Preferred Stock shall cumulate as of the Dividend Payment Date on which they first become payable, and any and all such accrued dividends shall be paid as provided in this Section 2, Section 5 and Section 7.

               Section 2.2 No Additional Dividends. The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

               Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series C
     Preferred Stock shall have the following voting rights:

               Section 3.1 With Common Stock. So long as the Series C Preferred Stock is outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Company into which such share of Series C Preferred Stock is convertible on the record date for such vote.

               Section 3.2 As a Class. The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of the Company's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series C Preferred Stock; (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series C Preferred Stock, except in connection with the exchange of the Notes; (iii) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation of the Company which would decrease the aggregate number of authorized shares of Series C Preferred Stock, increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock so as to affect such shares of Series C Preferred Stock adversely; (iv) authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends or assets superior to any such preference or priority of the Series C Preferred Stock; or
     (v) reclassify any shares of Common Stock or any other shares of capital stock of the Company other than the Series C Preferred Stock (such shares other than (A) shares of capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up of the Company) to the Series C Preferred Stock and (B) Parity Stock (as hereinafter defined) are hereinafter referred to as "Junior Stock") into shares having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of the Series C Preferred Stock; provided that Parity Stock may be reclassified into a different series of Parity Stock without the approval of the holders of Series C Preferred Stock.

               Section 3.3 Right to Elect Directors as a Class. If on any date dividends payable on the Series C Preferred Stock shall have been in arrears and not paid in full for three semi-annual periods, whether or not consecutive, the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series C Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class or as a class with the holders of shares of Parity Stock (as hereinafter defined), if such holders are then entitled to elect additional directors pursuant to any provision of the Certificate of Designation for such stock that is similar to this Section 3.3 ("Defaulted Parity Stock"), to elect the directors of the Company to fill such newly created directorships, the remaining directors to be elected by the other classes of stock entitled to vote therefor (including the Series C Preferred Stock in accordance with Section 3.1), at each meeting of stockholders held for the purpose of electing directors. Such additional directors shall continue as directors and such additional voting right shall continue until such time as all dividends accumulated on the Series C Preferred Stock have been paid in full or all necessary funds have been set aside for payment, as the case may be, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series C Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series C Preferred Stock and/or the holders of Parity Stock voting separately or together as a class be entitled to elect a total of more than two directors to the Board of Directors of the Company pursuant to this Section 3.3 and/or any similar provision of the Certificate of Designation for any Parity Stock.

               Section 3.4.1 Exercise. The foregoing rights of holders of shares of Series C Preferred Stock to take any actions as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of shares required to take such action.

               So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Company may call, and, upon the written request of holders of record of 20% of the outstanding shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of record of 20% of the outstanding shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Defaulted Parity Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Company for the holding of meetings of stockholders.

               Section 3.4.2 Quorum. At each meeting of stockholders at which the holders of shares of Series C Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Defaulted Parity Stock, to elect directors of the Company as provided in this Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series C Preferred Stock, if the holders of shares of Series C Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

               (i) the absence of a quorum of the holders of shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, or the taking of any action as provided in this Section 3; and

               (ii) in the absence of a quorum of the holders of shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of Series C Preferred Stock are to vote as a class with the holders of shares of any Defaulted Parity Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

               Section 3.4.3 Votes. For the taking of any action as provided in Sections 3.2 and 3.3 by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

               Section 3.4.4 Directors. Each director elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in Section 3.3 shall, unless his term shall expire earlier, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

               In case any vacancy shall occur among the directors elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in Section 3.3, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Series C Preferred Stock or the holders of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, shall cease to serve as directors before their terms shall expire, the holders of the Series C Preferred Stock or the holders of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

               Any director elected by the holders of shares of Series C Preferred Stock voting separately as a single class or the holders of shares of Series C Preferred Stock voting as a class with the holders of shares of Defaulted Parity Stock may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock or a majority of the outstanding shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be. A special meeting of the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, may be called in accordance with the procedures set forth in Section 3.4.1.

               Section 3.4.5 Parity Stock. "Parity Stock" shall mean any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Company) with the Series C Preferred Stock.

               Section 4.  Certain Restrictions.

               Section 4.1 Restrictions on Dividends. Whenever dividends payable on shares of Series C Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, until all necessary funds have been set apart for payment, the Company shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock (as defined in Section 3.2), other than dividends or distributions payable in Junior Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series C Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and such Parity Stock are then entitled; provided, however, that in the case of clause (2) the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, or the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock and of any Parity Stock the approval of holders of which is required for such a pro rata dividend or distribution pursuant to any similar provision of the Certificate of Designation for such stock, voting together as a class, shall have approved the payment of such dividend or distribution; and provided, further, that the restrictions of this Section 4.1 shall not apply upon the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series C Preferred Stock.

               Section 4.2 Restrictions on Redemption or Purchase. Whenever dividends payable on shares of Series C Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, until all necessary funds have been set apart for payment, the Company shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided that (1) the Company may at any time redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock, (2) the Company may accept shares of any Parity Stock for conversion and (3) the Company may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series C Preferred Stock in proportion to the total amount then required to be applied by it to repurchase or otherwise acquire shares of Series C Preferred Stock and shares of such Parity Stock; provided, however, that in the case of clause (3) the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, or the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock and of any Parity Stock the approval of holders of which is required for such a pro rata repurchase or other acquisition pursuant to any similar provision of the Certificate of Designation for such stock, voting together as a class, shall have approved such repurchase or other acquisition; or (B) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock; provided that the Company (1) may accept shares of Series C Preferred Stock surrendered for conversion into shares of capital stock of the Company pursuant to Section 8, or (2) may redeem shares of Series C Preferred Stock pro rata pursuant to Section 5.2; and provided, further, that the restrictions of this Section 4.2 shall not apply upon the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series C Preferred Stock.

               Section 4.3 Purchase by Subsidiary. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to Section 4.2, purchase such shares at such time and in such manner.

               Section 5.  Redemption.

               Section 5.1 Redemption Prices. The Company may, at its option, redeem all or from time to time any part of the Series C Preferred Stock on any date, upon notice as set forth in
     Section 5.2, and at the redemption prices set forth below, provided, however, that no such redemption shall be effected before November 2, 1998; provided, further, that, notwithstanding the foregoing, on November 1, 2000 the Company shall redeem all of the Series C Preferred Stock then outstanding. The redemption prices (expressed as percentages of the liquidation value of $1,000.00), together in each case with accrued and unpaid dividends thereon, whether or not declared, to the date of redemption, payable in cash, shall be as follows:

               If redeemed during the 12-month period beginning:

               Date                          Percentage

               November 1, 1998              102.2%
               November 1, 1999              101.1%

     and 100% on and after November 1, 2000.

               Section 5.2 Notice of Redemption, Selection of Series C Preferred Stock. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Series C Preferred Stock pursuant to Section 5.1, it shall fix a date for redemption and, in the case of any redemption pursuant to Section 5.1, it shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Series C Preferred Stock so to be redeemed as a whole or in part at their last addresses as the same appear on the books of the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Series C Preferred Stock designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

               Each such notice of redemption shall specify the aggregate number of shares of Series C Preferred Stock to be redeemed, the date fixed for redemption, the redemption price at which Series C Preferred Stock is to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of certificates representing such Series C Preferred Stock, that dividends accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date, dividends thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price (as defined below) and the date on which the right to convert such Series C Preferred Stock into Common Stock will expire. If fewer than all the Series C Preferred Stock is to be redeemed, the notice of redemption shall identify the Series C Preferred Stock to be redeemed.

               On or prior to the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Series C Preferred Stock so called for redemption (other than those shares theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued dividends to the date fixed for redemption. If any shares of Series C Preferred Stock called for redemption are converted pursuant hereto, any money deposited with any paying agent or so segregated and held in trust for the redemption of such shares of Series C Preferred Stock shall be paid to the Company upon its request or, if then held by the Company, shall be discharged from such trust.

               If fewer than all the shares of Series C Preferred
     Stock are to be redeemed, the Company shall select the shares of Series C Preferred Stock to be redeemed by lot or, in its sole discretion, on a pro rata basis.

               Section 5.3 Payment of Series C Preferred Stock Called for Redemption. If notice of redemption has been given as above provided, the Series C Preferred Stock with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with dividends thereon accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such redemption price, together with dividends thereon accrued to said date), dividends on the Series C Preferred Stock so called for redemption shall cease to accrue, and such Series C Preferred Stock shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and the holders thereof shall have no right in respect of such shares of Series C Preferred Stock except the right to receive the redemption price thereof and dividends thereon to the date fixed for redemption. On presentation and surrender of Series C Preferred Stock at a place of payment in said notice specified, the said Series C Preferred Stock shall be paid and redeemed by the Company at the applicable redemption price, together with dividends accrued thereon to the date fixed for redemption.

               Section 5.4 Conversion Arrangement on Call for Redemption. In connection with any redemption of Series C Preferred Stock, the Company may arrange for the purchase and conversion of any Series C Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Series C Preferred Stock by paying to the Company or a paying agent designated by the Company in trust for the holders of Series C Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with dividends accrued to the date fixed for redemption, of such Series C Preferred Stock. Notwithstanding anything to the contrary contained in this Section 5, the obligation of the Company to pay the redemption price of such Series C Preferred Stock, together with dividends accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Series C Preferred Stock not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 8) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Series C Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, any payment agent appointed by the Company shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Series C Preferred Stock.

               Section 5.5. Purchase of Series C Preferred Stock Upon a Change of Control.

               Section 5.5.1  If a Change of Control (as defined in
     Section 11) shall occur at any time, then each holder of Series C Preferred Stock shall have the right to require that the Company purchase, to the extent that the Company shall have funds legally available therefor, such holder's shares of Series C Preferred Stock in whole or in part at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the Liquidation Preference of such Series C Preferred Stock, plus accrued and unpaid dividends thereon, if any, to the repurchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth herein.

               Section 5.5.2 Within 30 days following any Change of Control, the Company shall give written notice of such Change of Control to each holder of Series C Preferred Stock, by first-class mail, postage prepaid, at his address appearing on the books of the Company, stating, among other things: that a Change of Control has occurred; the Change of Control Purchase Price and the Change of Control Purchase Date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act); that any shares of Series C Preferred Stock not tendered will continue to accrue dividends; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any shares of Series C Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and certain other procedures that a holder of Series C Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

               Section 5.5.3 The Company will comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

               Section 5.5.4 The Company will not, and will not permit any subsidiary to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Series C Preferred Stock or, if such Change of Control Offer is made, to pay for the Series C Preferred Stock tendered for purchase.

               Section 6. Reacquired Shares. Any shares of Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Company, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Company subject to the conditions or restrictions on issuance set forth herein.

               Section 7.  Liquidation, Dissolution or Winding Up.

               Section 7.1 Bankruptcy or Insolvency. If the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred Stock, subject to Section 8, shall have received the Liquidation Preference with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and Parity Stock are entitled upon such liquidation, dissolution or winding up. "Liquidation Preference" shall mean $1,000.00 per share of Series C Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon. After payment of the full amount to which the holders of Series C Preferred Stock are entitled as provided in this Section 7.1, such holders shall have no further right or claim to any of the remaining assets of the Company.

               Section 7.2 Consolidation or Merger. Neither the consolidation, merger or other business combination of the Company with or into any other person or persons nor the sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
     Section 7.

               Section 7.3 Proportionate Amount. The Liquidation Preference with respect to each fractional share of Series C
     Preferred Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock.

                                 SECTION 8.

                     CONVERSION OF SERIES C PREFERRED STOCK

              Section 8.1 Right to Convert. Subject to and upon compliance with the provisions of this Certificate of Designation, the holder of any share of Series C Preferred Stock shall have the right, at his option, at any time (except that, with respect to any shares of Series C Preferred Stock which shall be called for redemption or delivered for repurchase, such right shall terminate, except as provided in the third paragraph of Section 8.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such shares of Series C Preferred Stock unless the Company shall default in payment due upon redemption thereof) to convert any such share into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $1,000.00 for each such share so converted by the Conversion Price in effect at such time, by surrender of the shares so to be converted in the manner provided in Section 8.2. A holder of Series C Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Series C Preferred Stock to Common Stock, and only to the extent such Series C Preferred Stock is deemed to have been converted to Common Stock under this Section 8.

              Section 8.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Dividends. In order to exercise the conversion privilege with respect to any Series C Preferred Stock, the holder of any such share of Series C Preferred Stock to be converted in whole or in part shall surrender such share of Series C Preferred Stock, duly endorsed, at the principal office of the Company or with the Transfer Agent for the Common Stock, and shall give written notice of conversion in the form provided on the share of Series C Preferred Stock (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such shares specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section 8.7. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Series C Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

              As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the shareholder (as if such transfer were a transfer of the shares so converted), the Company shall issue and shall deliver to such holder at the address designated in the notice of conversion, a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8. In case any certificate shall be surrendered for partial conversion, the Company shall issue and deliver to the holder of the certificate so surrendered, without charge to him, a new certificate or certificates in an aggregate share amount equal to the unconverted portion of the surrendered certificate.

              Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this Section 8.2 have been satisfied as to such certificate, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series C Preferred Stock shall have been surrendered.

              Section 8.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock. If more than one certificate for shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate shares of Series C Preferred Stock (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Series C Preferred Stock, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Series C Preferred Stock is deemed to have been converted and such Closing Price shall be determined as provided in Section 8.5.7.

              Section 8.4 Conversion Price. The conversion price shall be $53.00 (herein called the "Conversion Price") subject to adjustment as provided in this Section 8.

              Section 8.5 Adjustment of Conversion Price.  The
     Conversion Price shall be adjusted from time to time by the Company as follows:

              Section 8.5.1 In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 8.5.7) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

              Section 8.5.2 In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 8.5.7) on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after the Record Date by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

              Section 8.5.3 In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              Section 8.5.4 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 8.5.1 applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 8.5.2, and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (y) exclusively in cash or (z) referred to in Section 8.5.1 (any of the foregoing hereinafter in this Section 8.5.4 called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 8.5.7) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 8.5.7) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Stock shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Series C Preferred Stock on such date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.5.4 by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 8.5.7 to the extent possible.

             Notwithstanding the foregoing provisions of this Section 8.5.4, no adjustment shall be made hereunder for any distribution of Securities if the Company makes proper provision so that each holder of Series C Preferred Stock who converts such Series C Preferred Stock after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Securities that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series C Preferred Stock into Common Stock; provided that, with respect to any Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Securities receivable upon conversion of such Series C Preferred Stock would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Series C Preferred Stock.

             Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed distributed for purposes of this Section 8.5.4 (and no adjustment to the Conversion Price under Section 8.5.4 will be required) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this
     Section 8.5.4, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

              For purposes of this Section 8.5.4 and Sections 8.5.1 and 8.5.2, any dividend or distribution to which this Section
     8.5.4 is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 8.5.4 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.5.1 and 8.5.2 with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 8.5.1 and 8.5.2 and
     (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8.5.1).

               Section 8.5.5 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 8.6 applies or as part of a distribution referred to in Section 8.5.4) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 8.5.5 has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) of consideration payable in respect of any tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 8.5.6 has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in Section 8.5.7) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the holders of the Series C Preferred Stock upon the conversion of the Series C Preferred Stock so that any such holder converting Series C Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Series C Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 20.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Series C Preferred Stock shareholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series C Preferred Stock on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              Section 8.5.6 In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to this Section 8.5.6 has been made, and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to
     Section 8.5.5 has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in Section 8.5.7) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

              Section 8.5.7 For purposes of this section 8.5, the following terms shall have the meaning indicated:

              (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board.

              (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to
     Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 or 8.5.6 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.5.1, 8.5.2, 8.5.3, 8.5.4,
     8.5.5 or 8.5.6 occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (3) if the "ex" date for the issuance, distribution or Change of Control requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8.5.4 or 8.5.6, whose determination shall be conclusive and described in a resolution of such board) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.
     For purposes of any computation under Section 8.5.6, the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
     Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 or 8.5.6 occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 8.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
     Section 8.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

              (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

              (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

              (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or that other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

              Section 8.5.8 The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 and 8.5.6 as the Board of
     Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a resolution of such board. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Series C Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

              Section 8.5.9 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section
     8.5.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

             No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

             No adjustment need be made for a change in the par value, or to or from no par value, of the Common Stock.

             To the extent the Series C Preferred Stock becomes convertible into cash, assets, property or securities (other than Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

             Section 8.5.10 In any case in which this Section 8.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Series C Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
     (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8.3.

             Section 8.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or to or from no par value, as a result of a subdivision or combination), (ii) any consolidation, merger, or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (each of the foregoing being referred to as a "Transaction"), each share of Series C Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such share of Series C Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Series C Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming each holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

             Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person thereof shall assume, by written instrument mailed to each holder of shares of Series C Preferred Stock if such shares are held by 50 or fewer holders or groups of affiliated holders or to each Transfer Agent for the shares of Series C Preferred Stock if such shares are held by a greater number of holders, the obligation to deliver to such holder such stock, securities or other property or assets (including cash) with respect to or in exchange for Common Stock to which, in accordance with the foregoing provisions, such holder is entitled and (ii) proper provision is made to ensure that the holders of shares of Series C Preferred Stock will be entitled to receive the benefits afforded by
     Section 8.6. Such written instrument should provide for adjustments which shall be as nearly as equivalent as may be practicable to the adjustments provided for in this Section 8.6.

             The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

             If this Section 8.6 applies to any event or occurrence,
     Section 8.5 shall not apply.

             Section 8.7 Transfer or Similar Taxes on Shares Issued. The issue of stock certificates on conversions of Series C Preferred Stock shall be made without charge to the converting holder of Series C Preferred Stock for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Series C Preferred Stock converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             Section 8.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Series C Preferred Stock from time to time as such Series C Preferred Stock is presented for conversion.

             Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

             The Company covenants that all shares of Common Stock which may be issued upon conversion of Series C Preferred Stock will, upon issue, be fully paid and nonassessable by the Company and free from all transfer or similar taxes as described in
     Section 8.7, liens and charges with respect to the issue thereof.

             The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Series C Preferred Stock.

             Section 8.9  Notice to Stockholders Prior to Certain
     Actions.  In case:

          (a) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to
     Section 8.5; or

          (b) the Company takes any action that would result in a Transaction as defined in Section 8.6; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     the Company shall cause to be mailed to each holder of Series C Preferred Stock at his address appearing on the books of the Company, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (c) of this Section 8.9.

               Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in
     Section 8, then, and in each such case, the Company shall promptly deliver to the Transfer Agent for the Series C Preferred Stock and the Transfer Agent for the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8. The Company shall also promptly after the making of such adjustment give written notice to the registered holders of the Series C Preferred Stock at the address of each holder as shown on the books of the Company maintained by the Transfer Agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each with a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series C Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8.9.

               Section 10. Certain Covenants. Any registered holder of Series C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               Section 11. Definitions. For the purposes of this Certificate of Designation of Series C Preferred Stock, the following terms shall have the meanings indicated:

               "Acquisition Prices" shall mean the volume weighted average of the per share prices paid by a specified person or group in acquiring Voting Stock.

               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
     Rules and Regulations under the Exchange Act.

               "Business Day" shall mean a day, other than a Saturday, a Sunday or other day on which the banking institutions in the State of New York, the State of California or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close or a day which is declared a national or New York, California or Massachusetts state holiday.

               "Change in Control" shall mean an event or series of events pursuant to which (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company at an Acquisition Price less than the Conversion Price then in effect with respect to the Series C Preferred Stock and (ii) holders of Common Stock receive consideration which is not all or substantially all common stock that is (or upon consummation of or immediately following such event or events will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered into a tender offer until such tendered Voting Stock is accepted for purchase under the tender offer.

               Commission: The term "Commission" shall mean the Securities and Exchange Commission.

               Company:  The term "Company" shall mean SoftKey
     International Inc., a Delaware corporation.

               Conversion Price: The term "Conversion Price" shall have the meaning specified in Section 8.4.

               Exchange Act:  The term "Exchange Act" means the
     Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               Junior Stock: The term "Junior Stock" shall have the meaning set forth in Section 3.2.

               Parity Stock: The term "Parity Stock" shall have the meaning set forth in Section 3.4.5.

               person: The terms "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

               subsidiary: The term "subsidiary" of any specified person shall mean (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person or (ii) any other person (other than a corporation) in which such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

               Surviving Person shall mean the continuing or surviving person of a merger, consolidation or other corporate combination, the person receiving a transfer of all or substantially all of the properties and assets of the Company, or the person consolidating with or merging into the Company in a merger, consolidation or other combination in which the Company is the continuing or surviving person, but in connection with which Series C Preferred Stock or Common Stock of the Company is exchanged, converted or reinstated into the securities of any other person or cash or any other property.

               Voting Stock: The term "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).